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Exhibit 10.16

LEASE AGREEMENT

FOR PREMISES LOCATED AT

2602 Clover Basin
Longmont, CO

BETWEEN

DISPLAYTECH, INC.
A Colorado Corporation

AS TENANT

AND

PRATT LAND LIMITED LIABILITY COMPANY
A Colorado Limited Liability Company

AS LANDLORD

TABLE OF CONTENTS

LEASE

1.	PREMISES LEASED; DESCRIPTION		1
2.	PRESENT CONDITION OF PROPERTY		1
3.	TERM		1
	3.1	Initial Term	1
	3.2	Option to Extend	1
	3.3	Tenant Improvement Construction	1
	3.4	Delivery of Possession	2
4.	RENT		2
	4.1	Base Rental	2
	4.2	Escalation of Base Rental	3
	4.3	Maintenance Expense for Grounds, Snow Removal, Exterior and HVAC	3
	4.4	Private Security Service	4
	4.5	Late Charges	4
	4.6	Security Deposit	4
	4.7	Proration of Rent for Partial Months	5
5.	TAXES—REAL PROPERTY—PAID BY TENANT—PROTEST		5
6.	TAXES—TENANT'S PERSONAL PROPERTY—PAID BY TENANT
7.	UTILITIES—TENANT TO OBTAIN AND PAY FOR		5
8.	HOLDING OVER		6
9.	MODIFICATIONS OR EXTENSIONS		6
10.	ALTERATION—CHANGES AND ADDITIONS—RESPONSIBILITY—NO HOLES IN ROOF—NO NEW EQUIPMENT ON ROOF		6
11.	MECHANIC'S LIENS		7
12.	UNIFORM SIGNS; NO "FOR RENT" SIGNS		7
13.	MAINTENANCE AND REPAIRS OF THE BUILDING; LANDLORD NOT LIABLE FOR DAMAGE TO CONTENTS		7
14.	CONDITION UPON SURRENDER—RETURN OF KEYS		8
15.	CARE OF GROUNDS; STORAGE OUTSIDE THE BUILDING; NO WASTE, NO NUISANCE; COMPLIANCE WITH LAWS; FUTURE RULES AND REGULATIONS		8
16.	LIABILITY FOR OVERLOAD		8
17.	NO USE OF PREMISES IN VIOLATION OF INSURANCE POLICIES		9
18.	INSURANCE		9
	18.1	All Risk Insurance	9
	18.2	General Liability Insurance	9
	18.3	Tenant Improvements	9
	18.4	Other Insurance	9
	18.5	Waiver of Subrogation	9
	18.6	Other Provisions Regarding Tenant's Insurance	9
	18.7	Changes in Standard Policies	10
19.	FIRE REGULATIONS—TENANT RESPONSIBILITY		10
20.	REPLACEMENT OF BUILDING—CASUALTY DAMAGE		10

21.	ENVIRONMENTAL MATTERS		10
	21.1	Definitions	10
	21.1.1	Hazardous Material	10
	21.1.2	Environmental Requirements	11
	21.1.3	Environmental Damages	11
	21.2	Tenant's Obligation to Indemnify, Defend and Hold Harmless	12
	21.3	Tenant's Obligation to Remediate	12
	21.4	Notification	13
	21.5	Negative Covenants	13
	21.5.1	No Hazardous Material on Premises	13
	21.5.2	No Violations of Environmental Requirements	13
	21.5.3	No Environmental or Other Liens	13
	21.6	Landlord's Right to Inspect and to Audit Tenant's Records	14
	21.7	Landlord's Right to Remediate	14
	21.8	Landlord's Obligation to Remediate	14
	21.9	Landlord's Obligation to Indemnify, Defend and Hold Harmless Concerning Environmental Matters	14
	21.10	Survival of Environmental Obligations	15
22.	ENTRY BY LANDLORD		15
23.	DEFAULT—REMEDIES BY LANDLORD		15
	23.1	Default Defined	15
	23.2	Landlord's Remedies in the Event of Default	15
	23.3	Tenant to Surrender Peaceably	16
	23.4	No Termination by Re-Entry	16
	23.5	Injunction	17
	23.6	Remedies Listed are Cumulative and Non-Exclusive	17
	23.7	Interest on Sums Past Due	17
	23.8	Attorneys' Fees	17
	23.9	Time to Cure Certain Non-Monetary Defaults	17
	23.10	Landlord Default	17
24.	LANDLORD'S SECURITY INTEREST IN TENANT'S PERSONAL PROPERTY; LANDLORD'S RIGHT TO REMOVE SAME		17
25.	LEGAL PROCEEDINGS AGAINST TENANT BY THIRD PARTIES; TENANT TO PAY LANDLORD'S FEES		18
26.	INDEMNIFICATION BY TENANT AND BY LANDLORD		18
27.	ASSIGNMENT OR SUBLETTING		19
28.	LANDLORD'S WARRANTY OF TITLE; QUIET ENJOYMENT		19
29.	ADDITIONAL DEVELOPMENT OF PROPERTY—RIGHTS OF LANDLORD		19
30.	GOVERNMENTAL ACQUISITION OF THE PREMISES		19
31.	SUBORDINATION OF THE LEASEHOLD TO MORTGAGES		20
32.	MEMORANDUM OF LEASE—RECORDING		21
33.	NO WAIVER OF BREACH; ACCEPTANCE OF PARTIAL PAYMENTS OF RENT		21
34.	CONTROLLING LAW		21
35.	INUREMENTS		21
36.	TIME		21
37.	ADDRESSES; EMPLOYER IDENTIFICATION NUMBERS; METHOD OF GIVING NOTICE		21
38.	PARAGRAPH HEADINGS; GRAMMAR		21
EXHIBIT A:	SITE PLAN
EXHIBIT B:	TENANT FINISH
EXHIBIT C:	SUBORDINATION, NONDISTURBANCE AND ATTORNMENT AGREEMENT

LEASE AGREEMENT

        THIS LEASE, made and entered into this 30th day of July, 1996, by and between PRATT LAND LIMITED LIABILITY COMPANY, a Colorado limited liability company, hereinafter referred to as "Landlord," and DISPLAYTECH, INC., a Colorado corporation, hereinafter referred to as "Tenant."

WITNESSETH:

        In consideration of the covenants, terms, conditions, agreements, and payments as hereinafter set forth, the parties hereto covenant and agree as follows:

        1.    PREMISES LEASED; DESCRIPTION.    Landlord hereby leases unto Tenant the following described premises containing approximately 30,000 square feet of building floor space measured to the outside of the walls, including overhangs, canopies and loading docks, and to approximately 1/2 the thickness of common walls; commonly known as 2602 Clover Basin Suite A, in the City of Longmont, County of Boulder, State of Colorado, a more detailed description of which is Lot 3, St. Vrain Centre, Parcel E, Lots 5 and 6, Replat A, County of Boulder, State of Colorado, a diagram of which is attached as Exhibit A (hereinafter referred to as the "premises"); the leasing of which is made according to the terms of this Agreement; together with all appurtenances thereto, and all fixtures attached thereto, in present condition, and together with nonexclusive reasonable access across any other land owned by Landlord as may be required for use of the premises by Tenant, with such access to be on such roadways, sidewalks, and other common areas of which the premises are a part, or of any such adjacent lands owned by Landlord, as Landlord may from time to time designate.

        2.    PRESENT CONDITION OF PROPERTY.    Tenant has examined, and accepts the building, improvements, and any fixtures on the premises, in present condition, subject to the construction of Tenant Improvements as detailed on the plans and specifications labeled Exhibit "B," attached hereto and made a part hereof by reference. No representation, statement, or warranty, express or implied, has been made by or on behalf of Landlord as to the condition of the premises, or as to the use that may be made of same. Landlord shall be liable for any defect in the premises for a period of one year from the Commencement Date. Tenant shall assume the risk of future governmental limitations on the use of the premises.

        3.    TERM.

          3.1    Initial Term.    The term of this lease shall commence at 12:00 midnight on December 1, 1996 (the "Commencement Date"), and unless terminated as herein provided for, shall end at 12:00 midnight on November 30, 2003. The Commencement Date as set forth in this Paragraph 3.1 shall be subject to those adjustments of the Commencement Date, if any, set forth in Paragraph 3.3 which relate to the performance of construction on the premises.,

          3.2    Option to Extend.    Upon full and complete performance of all the terms, covenants, and conditions herein contained by Tenant and payment of all rental due under the terms hereof, Tenant shall be given the option to renew this lease for two (2) additional terms of thirty-six (36) months each. Each such option shall be exercisable only by delivery of Tenant's signed written notice of extension to Landlord not less than 150 days prior to the expiration of the then-existing lease term. In the event of such exercise, this lease shall be deemed to be extended for the additional period pursuant to all the terms and conditions set forth herein, including (but not as a limitation) those provisions for increase of the base rental set forth in Paragraph 4.2.1. In the event of exercise of said Option, any funds held by Landlord pursuant hereto shall continue to be so held subject to the terms

          3.3    Tenant Improvement Construction.    The Commencement Date of this lease shall be delayed until the substantial completion of the tenant improvements described on Exhibit "B" attached hereto and delivery of possession to Tenant, if such occurs after the Commencement

  Date, as follows: If for any reason Landlord does not substantially complete such construction prior to the Commencement Date, such failure will not affect the validity of this lease, but in such case Tenant shall not be obligated to pay rent until such construction is substantially completed and possession of the premises is delivered to Tenant. However, in the event the Class 1000 clean room is sub contracted to a third party, at the Tenant's sole cost and expense, the Landlord shall not be responsible for the completion of the Class 1000 clean room nor shall there be any delay in the Commencement Date, providing all other tenant improvements have been completed by Landlord. In the event the Landlord designs and constructs the Class 1000 clean room, at the Tenant's sole cost and expense, and the Tenant has agreed to the design and specifications on or before August 15, 1996 and the Class 1000 clean room is not complete on the Commencement Date, the Commencement Date shall be adjusted as provided herein. In the event Tenant has not approved the design and specifications on or before August 19, 1996, the Commencement Date shall not be adjusted as provided herein. Landlord shall provide written notice to Tenant if Landlord becomes aware of any condition that Landlord shall provide written notice to Tenant if Landlord becomes aware of any condition that will delay The Commencement date more than one week. Provided however, if Landlord shall not have substantially completed and delivered possession of the premises within sixty (60) days after the Commencement Date, Tenant may, at Tenant's option, upon notice in writing to Landlord delivered within ten (10) days after the end of the 60-day period, cancel this lease. Landlord shall have no liability to Tenant for failure to substantially complete construction prior to any date or dates. Tenant's only remedy shall be cancellation of the lease.

          Should construction of the tenant improvements be completed to such an extent as to permit the issuance of a partial certificate of occupancy by the governing authority, Tenant may occupy the portion of the premises so permitted prior to (or after) the Commencement Date and shall pay rent for the occupied portion, prorated in proportion to the number of square feet of building space occupied, beginning on date of delivery of possession. Rent adjustments shall be similarly prorated. In no event shall Tenant take possession prior to satisfaction of the requirements for Tenant's insurance set forth below.

          The Tenant shall pay the operating expenses defined in Paragraphs 4.3, 5 and 18.1, herein for the Premises, from the date of issuance of a partial certificate of occupancy, excluding the construction of the Class 1000 clean room.

          3.4    Delivery of Possession.    Tenant shall be entitled to possession of the premises at noon on the Commencement Date, as defined in Paragraph 3.1. Tenant may, with approval by Landlord in its sole discretion, have access to the premises during tenant improvement construction for the purpose of moving in Tenant-owned furniture, fixtures, equipment, inventory and the installation or construction of one Class 1000 clean room on Exhibit B. This access and the items so moved in shall not in any way impede the construction of the tenant improvements, nor shall Landlord, its agent, employees, subcontractors, or any other person on the premises whether invited or not invited, be liable for the protection, care or security of Tenant owned items. This paragraph shall not be construed so as to permit Tenant to occupy the premises prior to the satisfaction of all requirements for Tenant's insurance set forth below.

        4.    RENT.    Tenant shall pay to Landlord, at the address of Landlord as herein set forth, the following as rental for the premises:

          4.1    Base Rental.

          The minimum base rental for the full term hereof shall be One Million Eight Hundred Seventy-Six Thousand Five Hundred Seventy three and 20/100THS U.S. Dollars ($1,876,573.23), payable in advance on the first day of each month during the term hereof in monthly installments of Eighteen Thousand Seven Hundred thirty-eight and 72/100THS U.S.Dollars ($18,738.72) on the

  Commencement Date December 1, 1997 and Twenty-three Thousand Five Hundred Nineteen and 97/100THS U.S. Dollars ($23,519.97) effective September 1, 1997 through November 30, 2001 and Twenty-one Thousand Seven hundred Eighty-one and 25/100THS U.S. Dollars ($21,781.25) effective, December 1, 2001 through November 30, 2003.

          4.2    Escalation of Base Rental.

            4.2.1 On the first anniversary of the commencement date of this lease, and annually thereafter, the base rental payable by Tenant may be increased to an amount determined by multiplying the basic monthly rental by a fraction, the denominator of which shall be the most recent Consumer Price Index figure, as hereinafter defined, published prior to the Commencement Date, and the numerator of which shall be the most recent Consumer Price Index figure published prior to the particular anniversary date; provided, however, that in no event shall the rent for any month after such anniversary be less than the rent for the month immediately preceding such anniversary. As used herein, the term "Consumer Price Index" shall mean the Consumer Price Index, All Urban Consumers, All Items, Denver, Colorado (1982-84 = 100), or the successor of that Index, as published by the Bureau of Labor Statistics, U.S. Department of Labor. Should Landlord lack sufficient data to make the proper determination on the date of any adjustment, Tenant shall continue to pay the monthly rent payable immediately prior to the adjustment date. As soon as Landlord obtains the necessary data, Landlord shall determine the rent payable from and after such adjustment date and shall notify Tenant of the adjustment in writing. Should the monthly rent for the period following the adjustment date exceed the amount previously paid by Tenant for that period, Tenant shall forthwith pay the difference to Landlord. Should the Consumer Price Index as above described cease to be published, a reasonably comparable successor index shall be selected by Landlord. If Tenant objects to the successor index, the dispute will be resolved and a successor index designated by arbitration pursuant to the rules and procedures of the American Arbitration Association.

            4.2.2 Notwithstanding the foregoing, the parties agree that the increase in base rental for each year shall be not less than three percent (3%) nor more than six percent (6%) of the base rental for the previous year, each year for such purposes to commence on the anniversary of the Commencement Date.

            4.2.3 Landlord may in its sole discretion, waive the escalation provided for in Paragraph 4.2.1 or Paragraph 4.2.2 for any particular year, years, or part of a year. No such waiver shall preclude Landlord from applying the escalation to any subsequent year or part of a year, and from making the subsequent application as if all subsequent escalationis had been duly made to the maximum permissible extent.

          4.3    Maintenance Expense for Grounds, Snow Removal, Exterior and HVAC.    Tenant shall pay the cost of having Landlord maintain the HVAC systems and the exterior of the premises including parking lots, green areas, sidewalks, entrances, and corridors (but not the exterior surfaces of the building, other than glass). Cost of maintaining such areas shall include, but shall not be limited to, repairs, preventative maintenance, HVAC filters and compressors, sealing, striping, lawn mowing, snow removal (Tenant is responsible for snow removal of less than 2"), gardening, shrub care and replacements, lawn watering, parking area maintenance, electricity for lighting, sign maintenance, depreciation of equipment used for the foregoing purposes and other costs related to the premises or common areas. Landlord shall perform such maintenance and charge the cost thereof to Tenant, which shall be paid as additional rent within 10 days after delivery of Landlord's invoice. Landlord shall keep reasonable records of such cost, which shall be available for Tenant's inspection during normal business hours. Certain items of such maintenance (such as landscape maintenance and snow removal) are performed by Landlord on numerous areas owned and/or maintained by Landlord, in addition to the premises, and the cost thereof cannot be precisely ascribed to the premises. As to such services which are performed on areas in addition to the premises, the cost for all areas so serviced shall be allocated to the premises in proportion to the square feet of building floor space in the premises compared to the square feet of building floor space in the entire area to which such services are provided.

          For the first year of the lease, Landlord agrees that the total of the maintenance fees referred to in this paragraph will not exceed $0.90 per square foot annually. Tenant agrees the maintenance of the HVAC systems shall specifically exclude the mechanical systems for the proposed Class 100 and Class 1000 clean room which will be serviced by Landlord at a mutually acceptable rate or by a certified subcontractor of Tenant. The controllable expenses, on a cumulative basis, shall not increase more than five (5) percent per annum.

          4.4    Private Security Service.    Landlord may, in its sole discretion, engage a private security service to be licensed and bonded, as an independent contractor, to patrol an area which includes the premises. If Landlord does so employ a private security service, the cost thereof shall be treated in the same manner as Maintenance Expense and paid by Tenant as Additional Rent under the same provisions as are applicable to Maintenance Expense.

          Landlord shall have absolutely no obligation to engage a private security service and shall not be liable for any damages or loss which might have been averted had a private security service been engaged. If Landlord does engage a private security service, Landlord shall not be liable for any damages or loss which may result from actions, inactionis, non-performance or quality of performance by the security service. If the Tenant desires a higher level of security services than Landlord provides, or wishes to obtain an agreement that there will be liability for actions, inactionis, non-performance or quality of performance by a security service, Tenant may itself engage such security service as Tenant chooses, at Tenant's sole expense.

          Nothing herein shall limit any action by Tenant against any person or entity providing private security service, provided that Landlord shall not be party to, or liable for any judgment entered in such an action, as a defendant, cross defendant, third-party defendant, or otherwise. Tenant shall indemnify Landlord against any loss, liability or claim arising out of any action brought by Tenant against any person or entity providing private security service. The obligation to indemnify shall include payment of Landlord's attorneys' fees incurred in connection with the claim covered by the indemnity and in enforcing the obligation to indemnify.

          4.5    Late Charges.    Tenant will pay a late charge equal to four percent of any monthly rental payment or other payment not paid within five (5) days of when due, which payment shall in addition to any interest elsewhere provided for.

          4.6    Security Deposit.    Landlord acknowledges receipt of the sum of Thirty Thousand and 00/100THS U.S. Dollars ($30,000.00) paid by Tenant upon the execution hereof. In addition, the Tenant shall pay to Landlord on December 1, 1997 the sum of Twelve Thousand Five Hundred and 00/100ths U.S. Dollars ($12,500.00) for a total security deposit of Forty-two Thousand Five Hundred and 00/100THS U.S. Dollars ($42,500.00), to be retained by Landlord as security for the performance of all of the terms and conditions of this lease Agreement to be performed by Tenant, including payment of all rental due under the terms hereof. Landlord shall not owe Tenant any interest on the deposit. At Landlord's election, deductions may be made by Landlord from the amount so retained for the reasonable cost of repairs to the premises which should have been performed by Tenant, for any rental payment or other sum delinquent under the terms hereof, and for any sum used by Landlord in any manner to cure any default in the performance of Tenant under the terms of this lease. In the event deductions are so made during the rental term, upon notice by Landlord, Tenant shall redeposit such amounts so expended so as to maintain the security deposit in the amount as herein provided for, within 10 days after receipt of such written demand from Landlord. Nothing herein contained shall limit the liability of Tenant as to any repairs or maintenance of the premises; and nothing herein shall limit the obligation of Tenant promptly to pay all sums otherwise due under this lease and to comply with all the terms and conditions hereof. The security deposit, less any sums withheld by Landlord pursuant to the terms hereof, shall be repaid to Tenant within sixty days after the date of termination of the lease.

          4.7    Proration of Rent for Partial Months.    If the lease term begins on other than the first day of a month, base rent and additional rent from such date until the first day of the next succeeding calendar month shall be prorated on the basis of the actual number of days in such calendar month and shall be payable in advance. If the lease term terminates on other than the last day of the calendar month, rent from the first day of such calendar month until such termination date shall be prorated on the basis of the actual number of days in such month, and shall be payable in advance.

        5.    TAXES—REAL PROPERTY—PAID BY TENANT—PROTEST.     Tenant shall pay as additional rent, all real estate taxes and assessments, as shall, from and after the date hereof, be assessed upon the premises and any appurtenances or improvements thereto. Tenant shall pay one-twelfth (1/12) of such estimated additional rent, in advance, with each monthly rental payment. Landlord shall reasonably estimate such taxes and advise Tenant in writing of the amount to be paid each month. Such payments shall be separately accounted for by Landlord, (and may be deposited with any holder of a mortgage or deed of trust on the premises) and shall be used to make prompt payment of such taxes as they come due. If the estimated payments made by Tenant are not sufficient to fully pay such taxes as they come due, Tenant shall pay to Landlord any amount necessary to make up the deficiency within ten (10) days of notice from Landlord. If the estimated payments made by the Tenant are in excess of the tax obligation, Landlord shall credit the excess to the Tenant's account within ten (10) business days of learning the Tenant has overpaid the taxes. Landlord shall have no obligation to pay any interest to Tenant on such additional rent, but Landlord shall give Tenant an annual accounting showing credit for such payments made by Tenant, and debits for payments made by Landlord or Landlord's lender. If Tenant fails to make any required payment to Landlord, Landlord may, but shall not be required to, pay any such tax and shall become entitled to repayment from Tenant without demand, together with interest thereon as elsewhere provided. The real estate taxes and assessments for the year in which the term of this lease shall begin, as well as for the year in which the lease shall end, shall be apportioned so that Tenant shall pay only the portions that correspond with the portions of such years as are within such lease term. In the event that the premises are assessed for tax purposes as a part of a larger parcel, the tax on the entire parcel shall be prorated in proportion to the number of square feet of building floor space on each portion of the entire parcel.

        Upon written request from Tenant, Landlord shall protest the tax assessment on the premises, to the extent that Landlord, in good faith, believes that such protest is justifiable and likely to be successful. In the event of any such protest Tenant shall nevertheless pay to Landlord the taxes as assessed, and Tenant shall be entitled to the appropriate share of any refund. Tenant shall not protest any real property tax assessment on the premises.

        6.    TAXES—TENANT'S PERSONAL PROPERTY—PAID BY TENANT.    Tenant shall be responsible for and timely pay any and all personal property taxes assessed against any furniture, fixtures, equipment and items of a similar nature installed and/or located in or about the premises by Tenant.

        7.    UTILITIES—TENANT TO OBTAIN AND PAY FOR.    Landlord shall not be required to furnish to Tenant any utility services of any kind, such as but not limited to, water, hot water, heat, gas, electricity, light, telephone, cable TV and power. Tenant shall obtain and pay all charges for gas, electricity, light, heat, power, water (and lawn watering), and telephone, cable TV or other communication services other utilities used, rendered, or supplied, upon or in connection with the premises. Tenant irrevocably appoints Landlord as Tenant's attorney-in-fact solely for the purpose of terminating Tenant's account with any provider of such utilities, if the premises are abandoned by Tenant or if the lease is terminated.

        8.    HOLDING OVER.    If, after expiration of the term of this lease, Tenant shall remain in possession of the premises and continue to pay rent without a written agreement as to such possession, then Tenant shall be deemed a month-to-month Tenant and the rental rate during such holdover tenancy shall be equivalent to one and one-quarter times the monthly rental paid for the last month of tenancy under this lease. Such month-to-month tenancy may be terminated by the Landlord at noon on any day which is more than twenty-nine (29) days after date of delivery of Landlord's written notice of termination to Tenant.

        9.    MODIFICATIONS OR EXTENSIONS.    No holding over by Tenant shall operate to renew or extend this lease without the written consent of Landlord. No modification of this lease shall be binding unless endorsed hereon or otherwise written and signed by the respective parties.

        10.    ALTERATION—CHANGES AND ADDITIONS—RESPONSIBILITY—NO HOLES IN ROOF—NO NEW EQUIPMENT ON ROOF.    Subject to Landlord's consent, such consent not to be unreasonably withheld, that any alterations requested by Tenant do not materially negatively affect the integrity of the leased premises, in Landlord's sole discretion, Tenant may, during the term of this lease, at Tenant's expense, erect inside partitions, add to existing electric power service, add telephone outlets or other communication services, add light fixtures, install additional heating and/or air conditioning or make such other changes or alterations as Tenant may desire, provided that prior to commencement of any such work, Tenant shall submit to Landlord a set of fully detailed working drawings and specifications for the proposed alteration, prepared by a licensed architect or engineer unless the work performed by Tenant does not exceed $2,500.00 and does not affect the structural integrity of the building, HVAC system, main electrical supply or the telecommunication cabling. If Tenant so requests, Landlord will have the drawings and specifications prepaid for Tenant, at Tenant's expense, utilizing Landlord's in-house staff. Tenant will pay Landlord's customary hourly charges for such services, as additional rent, to be paid within 10 days after delivery of invoice. In particular, but not as a limitation, the working drawings must fully detail changes to mechanical, wiring and electrical, lighting, plumbing and HVAC systems to Landlord's satisfaction. Landlord may refuse to consent to the alterations because of the inadequacy of the drawings and specifications to meet a standard to which is reasonably required to obtain a building permit or customary in the industry. Tenant may not commence the alterations until Landlord's written consent has been given. Any additions or alterations requested by Tenant of the telecommunication or data transmission equipment, facilities, lines or outlets on the premises shall be performed only with Landlord's consent, and only by Landlord or Landlord's contractor. Such additions and alterations shall be at Tenant's expense. At the termination of this lease, Tenant shall be responsible for all expenses necessary to return the telecommunication and data transmission equipment, facilities, lines and outlets on the premises to their condition before such additions or alterations were made. Landlord may withhold its consent to new openings in the roof or placement of additional equipment on the roof unless Landlord, in Landlord's reasonable discretion, is satisfied that the risk of increased leakage or risk of more frequent repairs or maintenance of the roof is acceptable to Landlord. Any new or altered opening in the roof, or placement of additional equipment thereon, shall be considered an alteration which requires the prior written consent of Landlord. If within ten (10) business days after such plans and specifications are submitted by Tenant to Landlord for such approval, Landlord shall have not given Tenant notice of disapproval, stating the reason for such disapproval, such plans and specifications shall be considered approved by Landlord and it shall be deemed the Tenant shall have ownership of the tenant improvements and shall not be required to remove the subject improvements on termination of the Lease. At the time of approval for such alterations Landlord and Tenant shall then agree in writing upon the ownership of the alterations installed and agree upon whether removal will be required at the end of the lease term. Landlord shall have the right to require Tenant to furnish adequate bond or other security acceptable to Landlord for performance of and payment for the work to be performed. All work done by Tenant shall conform to appropriate city, county and state building codes and health standards and OSHA standards and Tenant shall be responsible for obtaining and paying for building permits.

        If any such work done by Tenant causes damage to the structural portion, exterior finish or roof of the premises, then the costs of repair of such damage, and of all further maintenance and repairs to such structural portion, exterior finish or roof during the term of the lease shall thereafter be the responsibility of Tenant. Notwithstanding the above, if the work requested by Tenant has been approved by Landlord and has been performed by Landlord or Landlord's subcontractor, the Tenant shall not be responsible for the costs of repair or damage, and of all further maintenance and repairs to such structural portion, exterior finish or roof.

        Neither Landlord's right of entry, nor any actual inspection by Landlord, nor Landlord's actual knowledge of any alteration accomplished or in progress shall constitute a waiver of Landlord's rights concerning alterations by Tenant.

        11.    MECHANIC'S LIENS.    Tenant shall pay all costs for construction done by it or caused to be done by it on the premises as permitted by this lease. Tenant shall keep the building, other improvements and land of which the premises are a part free and clear of all mechanic's liens resulting from construction by or for Tenant. Tenant shall have the right to contest the correctness or validity of any such lien if, immediately on demand by Landlord, Tenant deposits with Landlord and/or any appropriate court or title insurance company a bond or sum of money sufficient to allow issuance of title insurance against the lien and/or to comply with the statutory requirements for discharge of the lien found in § 38-22-130 and § 131, Colorado Revised Statutes, or any successor statutory provision. Landlord shall have the right to require Tenant's contractor(s), subcontractors and materialmen to furnish to both Tenant and Landlord adequate lien waivers on work or materials paid for, in connection with all periodic or final payments, by endorsement on checks, making of joint checks, or otherwise, and Landlord shall have the right to review invoices prior to payment. Landlord reserves the right to post notices on the premises that Landlord is not responsible for payment of work performed and that Landlord's interest is not subject to any lien.

        12.    UNIFORM SIGNS; NO "FOR RENT" SIGNS.    It is Landlord's intent to maintain uniformity of signs throughout the area where signs may be controlled by Landlord. Tenant shall place no signs on the premises (except inside Tenant's portion of the building on the premises) without prior written consent Landlord, which consent shall not be unreasonably withheld.

        Tenant may not put any signs on the premises indicating that the same are for rent, or available for assignment or sublease, and may put no signs of real estate brokers on the premises.

        13.    MAINTENANCE AND REPAIRS OF THE BUILDING; LANDLORD NOT LIABLE FOR DAMAGE TO CONTENTS.    Landlord shall be responsible for maintenance and repairs of the structural portions, the roof and the exterior finish of the building and sidewalks (other than glass) on the premises at the sole cost and expense of Landlord; provided, however, that if any such maintenance or repairs are necessitated by the acts or mis-use of Tenant or its employees, agents, contractors, sub-contractors, licensees, invitees or guests, Tenant shall reimburse Landlord for the cost of same, as additional rent, to be paid within 10 days after delivery of invoice. All other maintenance, repairs and replacements shall be performed by Tenant, at its own expense, including all necessary maintenance, repairs and replacements to pipes, plumbing systems, electrical systems, window or other glass, doors, fixtures, interior decorations, and all other appliances and appurtenances. Such repairs and replacements, interior and exterior, ordinary as well as extraordinary, shall be made promptly, as and when necessary, so that the premises are maintained in first class condition. All such maintenance, repairs and replacements shall be in quality and class at least equal to the original work. On default of Tenant in making such maintenance, repairs or replacements, Landlord may, but shall not be required to, make such repairs and replacements for Tenant's account, and the expense shall constitute and be collectable as additional rent, together with interest thereon as hereinafter provided.

        Notwithstanding the Landlord's obligations elsewhere set forth in this lease, under no circumstances, unless Landlord willfully or intentionally causes damage to the Tenant's property, shall Landlord be liable for damage to the contents of the building or consequential damages to Tenant resulting from roof or window leaks or failure, or leakage of any water pipe or gas pipe, failure of any communications system or alarm, failure or leakage or discharge by any sprinkler system or other fire suppression system, power surges, power shortages or outage, sewer failure or sewage backup, or failure or malfunction of any heating or cooling system. The term "contents" shall include, but shall not be limited to, improvements made by Tenant, and data bases and other information stored or contained in computers, hard or floppy disks, tapes, computer chips and other memory or storage devices. The term "consequential damages" shall include, but not be limited to, Tenant's inability to perform any contract on which Tenant is bound, loss of sales, loss of profit, or loss of business reputation or goodwill.

        14.    CONDITION UPON SURRENDER—RETURN OF KEYS.    Tenant shall vacate the premises in the same condition as when received, ordinary wear and tear excepted, and shall remove all of Tenant's property, so that Landlord can repossess the premises not later than noon on the day upon which this lease or any extension hereof ends, whether upon notice, holdover or otherwise. The Landlord shall have the same rights to enforce this covenant by ejectment and for damages or otherwise as for the breach of any other conditions or covenant of this lease. Upon termination of the lease, Tenant shall deliver to Landlord keys which operate all locks on the exterior or interior of the premises, including, without limitation, keys to locks on cupboards and closets. Tenant shall retrieve all keys to the premises which Tenant has delivered to employees or others, and include same with the keys delivered to Landlord.

        15.    CARE OF GROUNDS; STORAGE OUTSIDE THE BUILDING; NO WASTE; NO NUISANCE; COMPLIANCE WITH LAWS; FUTURE RULES AND REGULATIONS.    Tenant shall use the premises for office, research and development, manufacturing and other uses appurtenant thereto, and occupancy is limited to 120 employees. Except as otherwise provided herein, Tenant will maintain the grounds which are part of the premises, keeping them free from accumulation of trash or debris and will be responsible for snow removal up to two inches of snow. Tenant shall conform to all present and future laws and ordinances of any governmental authority having jurisdiction over the premises, and will make no use in violation of same. No outside storage shall be allowed unless first approved by Landlord in writing and then only in such areas as are designated as storage areas by Landlord, other than as approved on the site plan, attached as Exhibit A. Tenant shall not commit or suffer any waste on the premises. Tenant shall not permit any nuisance to be maintained on the premises nor permit any disorderly conduct, noise or other activity having a tendency to annoy or to disturb occupants of any other part of the property of which the premises are a part and/or of any adjoining property.

        As part of a common scheme for orderly development, use and protection, of its various properties and those properties adjacent to the premises, Landlord may impose upon Tenant reasonable rules and regulations concerning parking and vehicle traffic; locations at which deliveries are to be made and access thereto; trash disposal; use of common areas such as recreation areas, corridors, and sidewalks; signs and directories; use of communication wires or cables which are used in common but which may be inadequate fully to serve all the demands placed upon them; provided that such rules and regulations shall be uniform in their application and shall not violate the express terms of this lease elsewhere set forth.

        16.    LIABILITY FOR OVERLOAD.    Tenant shall be liable for the cost of any damage to the premises or the building or the sidewalks and pavements adjoining the same which results from the movement of heavy articles or heavy vehicles or utility cuts made by or on behalf of Tenant. Tenant shall not overload the floors or any other part of the premises.

        17.    NO USE OF PREMISES IN VIOLATION OF INSURANCE POLICIES.    Tenant shall make no use of the premises which would void or make voidable any insurance upon the premises.

        18.    INSURANCE.

          18.1    AIl Risk Insurance.    Landlord shall keep the building and improvements insured throughout the term of this lease against losses covered by an "All Risk" policy, as defined in the insurance industry, which shall also cover 1) loss of rental and 2) deposit of Hazardous Materials on the premises by those acts of third parties which constitute vandalism. The deductible amount shall not exceed $10,000. Landlord shall pay any premium on such policy and Tenant shall reimburse Landlord for one hundred percent (100%) of the insurance premium paid by Landlord. Such insurance premiums owed by Tenant shall be considered additional rent and shall be due within ten (10) days after Landlord has delivered an invoice for the same. Landlord may purchase a single policy covering buildings and grounds in addition to the premises. In that event, the premium shall be allocated among the various covered buildings and the premises in proportion to the number of square feet of building floor space in each area.

          18.2    General Liability Insurance.    Tenant agrees to carry comprehensive general liability insurance in the minimum total amount of ONE MILLION Dollars ($1,000,000.00) for each occurrence of bodily injury and ONE MILLION Dollars ($1,000,000.00) for each occurrence of property damage. Tenant shall supply to Landlord certificates of insurance as provided in Paragraph 18.6. In the event Tenant fails to secure such insurance or to give evidence to Landlord of such insurance by depositing with Landlord certificates as provided below, Landlord may purchase such insurance in Tenant's name and charge Tenant the premiums therefor. Bills for the premiums therefor shall be deemed and paid as additional rent due within 10 days after delivery of invoice. The Landlord shall be an additional named insured on the policy.

          18.3    Tenant Improvements.    Tenant agrees to carry insurance covering all of Tenant's leasehold improvements, alterations, additions or improvements, trade fixtures, merchandise and personal property from time to time in, on or upon the premises, in an amount not less than one hundred percent (100%) of the full replacement cost of such items from time to time during the term of this lease, providing protection against any peril included within an "All-Risk" policy, with a deductible amount not to exceed $10,000. Any policy proceeds shall be used for the repair or replacement of the property damaged or destroyed unless this lease shall cease and terminate due to destruction of the premises as provided below.

          18.4.    Other Insurance.    Tenant agrees to carry reasonable insurance against such other hazards and in such amounts as the holder of any mortgage or deed of trust to which the lease is subordinate may reasonably require from time to time.

          18.5    Waiver of Subrogation.    Landlord and Tenant grant to each other on behalf of any insurer providing fire and extended insurance coverage to either of them covering the premises, improvements thereon, and contents thereof, a waiver of any right of subrogation or recovery of any payments of loss under such insurance, such waiver to be effective so long as each is empowered to grant such waiver under the terms of its insurance policy, and to give all necessary notice of such waiver to its insurance carriers.

          18.6    Other Provisions Regarding Tenant's Insurance.    All insurance required of Tenant in this lease shall be effected under enforceable policies issued by insurers of recognized good financial condition licensed to do business in this State. At least fifteen (15) days prior to the expiration date of any such policy, a certificate evidencing a new or renewal policy shall be delivered by Tenant to Landlord. Within fifteen (15) days after the premium on any policy shall become due and payable, Landlord shall be furnished with satisfactory evidence of its payment. To the extent obtainable, all policies shall contain an agreement that notwithstanding any act or negligence of Tenant which might otherwise result in forfeiture of such insurance, such policies shall not be canceled except upon ten (10) days prior written notice to Landlord, and that the coverage afforded thereby shall not be affected by the performance of any work in or about the premises.

          If Tenant provides any insurance required of Tenant by this lease in the form of a blanket policy, Tenant shall furnish satisfactory proof that such blanket policy complies in all respects with the provisions of this lease, and that the coverage thereunder is at least equal to the coverage which would be provided under a separate policy covering only the premises.

          18.7    Changes in Standard Policies.    If the definition of insurance industry policy language relating to "All-Risk" insurance or other term changes, the insurance requirements hereunder shall be modified to conform to the existing insurance industry language; however, the dollar amount of the coverages required under this lease shall not be less than those existing at the time of the effective beginning date of this lease.

        19.    FIRE REGULATIONS—TENANT RESPONSIBILITY.    It shall be Tenant's sole and exclusive responsibility to meet all fire regulations of any governmental unit having jurisdiction over the premises to the extent such regulations affect Tenant's operations, at Tenant's sole expense. Landlord warrants that the Premises meets current fire codes and regulations as of the Commencement Date.

        20.    REPLACEMENT OF BUILDING—CASUALTY DAMAGE.    If the premises are damaged or destroyed by fire or other cause at any time after the date of commencement of this lease, Landlord shall proceed with due diligence to repair or restore the same to the same condition as existed before such damage or destruction, and as soon as possible thereafter will give possession to the Tenant of the premises without diminution or change of location. Provided, however, that in case of total destruction of the premises by fire, or in case the premises are so badly damaged that, in the opinion of the Landlord, it is not feasible to repair or rebuild the same, then, Landlord shall have the right to terminate this lease instead of rebuilding the improvements; provided, however, that Landlord shall give Tenant written notice of Landlord's intention to terminate, said notice to be served not later than thirty (30) days after the occurrence of the damage to the property. In the event the premises are rendered temporarily untenantable because of fire or other casualty, base monthly rent shall abate on the untenantable area until the premises are restored to their former condition unless tenant's insurance covers such loss or unless the untenable area prevents the Tenant from conducting its manufacturing operations, abatement to be based on the square feet of building floor space in the untenantable area compared to the total square feet of building floor space on the premises. Provided, however, that to the extent the damage or destruction results from the negligence or other action of Tenant or its employees, agents, contractors, subcontractors, invitees, guests or licensees, Tenant shall pay for the restoration or repair, to the extent the cost of same is not covered by insurance.

        21.    ENVIRONMENTAL MATTERS.

          21.1    Definitions.

            21.1.1    Hazardous Material.    Hazardous Material means any substance:

              (a)   the presence of which requires investigation, notice or remediation under any federal, state or local statute, regulation, ordinance, order, action, policy or common law; or

              (b)   which is or becomes defined as a "hazardous material," "hazardous waste," "hazardous substance," "regulated substance," "pollutant" or "contaminant" under any federal, state or local statute, regulation, rule or ordinance or amendments thereto including, without limitation, the Comprehensive Environmental Response, Compensation and Liability Act (42 U.S.C. §9601 et seq.), Toxic Substances Control Act (15 U.S.C. §2601 et seq.), the Colorado Underground Storage Tank Act (Colo. Rev. Stat. §25-18-101 et seq.), and/or the Resource Conservation and Recovery Act (42 U.S.C. §6901 et seq.); or

              (c)   which is toxic, explosive, corrosive, flammable, infectious, radioactive, carcinogenic, mutagenic, or otherwise hazardous and is or becomes regulated by any governmental authority, agency, department, commission, board, agency or instrumentality of the United States, the State of Colorado or any political subdivision thereof; or

              (d)   the presence of which on the premises causes or threatens to cause a nuisance upon the premises or to adjacent properties or poses or threatens to pose a hazard to the health or safety of persons on or about the premises; or

              (e)   which contains gasoline, diesel fuel or other petroleum hydrocarbons; or

              (f)    which contains polychlorinated biphenyls (PCBs), asbestos or urea formaldehyde foam insulation; or

              (g)   radon gas.

            21.1.2    Environmental Requirements.    Environmental Requirements means all applicable present and future statutes, regulations, rules, ordinances, codes, licenses, permits, orders, approvals, plans, authorizations, concessions, franchises, and similar items, of all governmental agencies, departments, commissions, boards, bureaus, or instrumentalities of the United States, states and political subdivisions thereof and all applicable judicial, administrative, and regulatory decrees, judgments, and orders relating to the protection of human health or the environment, including, without limitation:

              (a)   All requirements, including but not limited to those pertaining reporting, licensing, permitting, investigation, and remediation of emissions, discharges, releases, or threatened releases of Hazardous Materials, chemical substances, pollutants, contaminants, or hazardous or toxic substances, materials or wastes whether solid, liquid, or gaseous in nature, into the air, surface water, groundwater, or land, or relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport, or handling of chemical substances, pollutants, contaminants, or hazardous or toxic substances, materials, or wastes, whether solid, liquid, or gaseous in nature; and

              (b)   All requirements pertaining to the protection of the health and safety of employees or the public.

            21.1.3    Environmental Damages.    Environmental Damages means all claims, judgments, damages, losses, penalties, fines, liabilities (including strict liability), encumbrances, liens, costs, and expenses of investigation and defense of any claim, whether or not such claim is ultimately defeated, and of any good faith settlement or judgment, of whatever kind or nature, contingent or otherwise, matured or unmatured, foreseeable or unforeseeable, including without limitation reasonable attorneys' fees and disbursements and consultants' and witnesses' fees, any of which are incurred at any time as a result of the existence of Hazardous Material upon, about, beneath the premises or migrating or threatening to migrate to or from the premises, or the existence of a violation of Environmental Requirements pertaining to the premises, including without limitation:

              (a)   Damages for personal injury, or injury to property or natural resources occurring upon or off of the premises, foreseeable or unforeseeable, including, without limitation, lost profits, consequential damages, the cost of demolition and rebuilding of any improvements on real property, interest and penalties including but not limited to claims brought by or on behalf of employees of Tenant;

              (b)   Reasonable fees incurred for the services of attorneys, consultants, contractors, experts, laboratories and all other costs incurred in connection with the investigation or remediation of such Hazardous Materials or violation of Environmental Requirements including, but not limited to, the preparation of any feasibility studies or reports or the performance of any cleanup, remediation, removal, response, abatement, containment, closure, restoration or monitoring work required by any federal, state or local governmental agency or political subdivision or court, or reasonably necessary to make full economic use of the premises and any other property in a manner consistent with its current use or otherwise expended in connection with such conditions, and including without limitation any attorneys' fees, costs and expenses incurred in enforcing this agreement or collecting any sums due hereunder;

              (c)   Liability to any third person or governmental agency to indemnify such person or agency for costs expended in connection with the items referenced herein; and

              (d)   Diminution in the value of the premises and adjoining property, and damages for the loss of business and restriction on the use of or adverse impact on the marketing of rentable or usable space or of any amenity of the premises and adjoining property.

          21.2    Tenant's Obligation to Indemnify, Defend and Hold Harmless.    Tenant, its successors, assigns and guarantors, agree to indemnify, defend, reimburse and hold harmless the following persons from and against any and all Environmental Damages arising from activities of Tenant or its employees, agents, contractors, subcontractors, or guests, licensees, or invitees which (1) result in the presence of Hazardous Materials upon, about or beneath the premises or migrating to or from the premises, or (2) result in the violation of any Environmental Requirements pertaining to the premises and the activities thereon:

            21.2.1    Landlord;

            21.2.2 any other person who acquires an interest in the premises in any manner, including but not limited to purchase at a foreclosure sale or otherwise; and

            21.2.3 the directors, officers, shareholders, employees, partners, agents, contractors, subcontractors, experts, licensees, affiliates, lessees, mortgagees, trustees, heirs, devisees, successors, assigns, guests and invitees of such persons.

          This obligation shall include, but not be limited to, the burden and expense of the indemnified parties in defending all claims, suits and administrative proceedings, including attorneys' fees and expert witness and consulting fees, even if such claims, suits or proceedings are groundless, false or fraudulent, and conducting all negotiations of any description, and paying and discharging, when and as the same become due, any and all judgments, penalties or other sums due against such indemnified persons, and all such expenses incurred in enforcing the obligation to indemnify. Tenant, at its sole expense, may employ additional counsel of its choice to associate with counsel representing the indemnified parties.

          21.3    Tenant's Obligation to Remediate.    Notwithstanding the obligation of Tenant to indemnify Landlord pursuant to this agreement, Tenant shall, upon demand of Landlord, and at its sole cost and expense, promptly take all actions to remediate the premises which are reasonably necessary to mitigate Environmental Damages or to allow full economic use of the premises, or are required by Environmental Requirements, which remediation is necessitated by the 1) introduction of a Hazardous Material upon, about or beneath the premises or 2) a violation of Environmental Requirements, either of which is caused by the actions of Tenant, its employees, agents, contractors, subcontractors, guests, invitees or licensees. Such actions shall include, but not be limited to, the investigation of the environmental condition of the premises, the preparation of any feasibility studies, reports or remedial plans, and the performance of any cleanup, remediation, containment, operation, maintenance, monitoring or restoration work, whether on or off of the premises. Tenant shall take all actions necessary to restore the premises in compliance with applicable law or governmental policies. All such work shall be performed by one or more contractors, selected by Tenant and approved in advance and in writing by Landlord. Tenant shall proceed continuously and diligently with such investigatory and remedial actions, provided that in all cases such actions shall be in accordance with all applicable requirements of governmental entities. Any such actions shall be performed in a good, safe and workmanlike manner and shall minimize any impact on the business conducted at the premises. Tenant shall pay all costs in connection with such investigatory and remedial activities, including but not limited to all power and utility costs, and any and all taxes or fees that may be applicable to such activities. Tenant shall promptly provide to Landlord copies of testing results and reports that are generated in connection with the above activities, and copies of any correspondence with any governmental entity related to such activities. Promptly upon completion of such investigation and remediation, Tenant shall permanently seal or cap all monitoring wells and test holes to industrial standards in compliance with applicable federal, state and local laws and regulations, remove all associated equipment, and restore the premises to the maximum extent possible, which shall include, without limitation, the repair of any surface damage, including paving, caused by such investigation or remediation hereunder. Provided, however, that Tenant shall not be obligated to remediate environmental damages which result from seepage of Hazardous Materials onto the premises from adjacent property unless the presence on the adjacent property was caused by Tenant or its employees, agents, contractors, subcontractors, guests, invitees or licensees.

          21.4    Notification.    If Tenant shall become aware of or receive notice or other communication concerning any actual, alleged, suspected or threatened violation of Environmental Requirements, or liability of Tenant for Environmental Damages in connection with the premises or past or present activities of any person thereon, or that any representation set forth in this agreement is not or is no longer accurate, including but not limited to notice or other communication concerning any actual or threatened investigation, inquiry, lawsuit, claim, citation, directive, summons, proceeding, complaint, notice, order, writ, or injunction, relating to same, then Tenant shall deliver to Landlord, within ten days of the receipt of such notice or communication by Tenant, a written description of said violation, liability, correcting information, or actual or threatened event or condition, together with copies of any such notice or communication. Receipt of such notice shall not be deemed to create any obligation on the part of Landlord to defend or otherwise respond to any such notification or communication.

          21.5    Negative Covenants

            21.5.1    No Hazardous Material on Premises.    Except in strict compliance with all Environmental Requirements or any exceptions therefrom, Tenant shall not cause, permit or suffer any Hazardous Material to be brought upon, treated, kept, stored, disposed of, discharged, released, produced, manufactured, generated, refined or used upon, about or beneath the premises by Tenant, its agents, employees, contractors, subcontractors, guests, licensees or invitees, or any other person. Tenant shall deliver to Landlord copies of all documents which Tenant provides to any governmental body in connection with compliance with Environmental Requirements with respect to the premises, such delivery to be contemporaneous with provision of the documents to the governmental agency.

            21.5.2    No Violations of Environmental Requirements.    Tenant shall not cause, permit or suffer the existence or the commission by Tenant, its agents, employees, contractors, subcontractors or guests, licensees or invitees, or by any other person of a violation of any Environmental Requirements upon, about or beneath the premises or any portion thereof.

            21.5.3    No Environmental or Other Liens.    Tenant shall not create or suffer or permit to exist with respect to the premises, any lien, security interest or other charge or encumbrance of any kind, including without limitation, any lien imposed pursuant to section 107(f) of the Superfund Amendments and Reauthorization Act of 1986 (42 U.S.C. section 9607(1) or any similar state statute to extent that such lien arises out of the actions of Tenant, its agents, employees, contractors, subcontractors or guests, licensees or invitees.

          21.6    Landlord's Right to Inspect and to Audit Tenant's Records.    Landlord shall have the right in its sole and absolute discretion, but not the duty, to enter and conduct an inspection of the premises and to inspect and audit Tenant's records concerning Hazardous Materials at any reasonable time to determine whether Tenant is complying with the terms of the lease, including but not limited to the compliance of the premises and the activities thereon with Environmental Requirements and the existence of Environmental Damages as a result of the condition of the premises or surrounding properties and activities thereon. Landlord will use its best efforts not to disturb or interfere with Tenant's business operation. If Landlord has reasonable cause to believe Tenant is in default with respect to any of the provisions of this lease related to Hazardous Materials, Environmental Requirements or Environmental Damages, then Landlord shall have the right, but not the duty, to retain at the sole expense of Tenant an independent professional consultant to enter the premises to conduct such an inspection and to inspect and audit any records or reports prepared by or for Tenant concerning such compliance. In the event the routine inspection does not reveal any material default, the Landlord shall pay all costs of such inspections. Tenant hereby grants to Landlord the right to enter the premises and to perform such tests on the premises as are reasonably necessary in the opinion of Landlord to assist in such audits and investigations. Landlord shall follow notice procedure contained in paragraph 22, hereof. Landlord shall use reasonable efforts to minimize interference with the business of Tenant by such tests inspections and audits, but Landlord shall not be liable for any interference caused thereby.

          21.7    Landlord's Right to Remediate.    Should Tenant fail to perform or observe any of its obligations or agreements pertaining to Hazardous Materials or Environmental Requirements, then Landlord shall have the right, but not the duty, without limitation upon any of the rights of Landlord pursuant to this agreement, to enter the premises personally or through its agents, consultants or contractors and perform the same. Tenant agrees to indemnify Landlord for the costs thereof and liabilities therefrom as set forth in Paragraph 21.2.

          21.8    Landlord's Obligation to Remediate.    Landlord agrees to remediate all Environmental Damages 1) caused by Landlord, its agents, employees, contractors, subcontractors, guests, licensees or invitees, or 2) not so caused but arising prior to Commencement Date hereof and not caused by Tenant, its agents, employees, contractors, subcontractors, guests, licensees or invitees.

          21.9    Landlord's Obligation to Indemnify, Defend and Hold Harmless Concerning Environmental Matters.
  Landlord, its successors, assigns and guarantors, agree to indemnify, defend, reimburse and hold harmless the following persons from and against any and all Environmental Damages arising from activities of Landlord or its employees, agents, contractors, subcontractors or guests, licensees, invitees; or which occurred prior to the Commencement Date (and were not caused by Tenant, its agents, employees, contractors, subcontractors, guests, licensees or invitees) which (1) result in presence of Hazardous Materials upon, about or beneath the premises or migrating to or from the premises, or (2) result in the violation of any Environmental Requirements pertaining to the premises and the activities thereon:

            21.9.1    Tenant

            21.9.2 the directors, officers, shareholders, employees, partners, agents, contractors, subcontractors, experts, licensees, affiliates, lessees, mortgagees, trustees, heirs, devisees, successors, assigns and invitees of Tenant.

          This obligation shall include, but not be limited to, the burden and expense of the indemnified parties in defending all claims, suits and administrative proceedings, including attorneys' fees and expert witness and consulting fees, even if such claims, suits or proceedings are groundless, false or fraudulent, and conducting all negotiations of any description, and paying and discharging, when and as the same become due, any and all judgments, penalties or other sums due against such indemnified persons, and all such expenses incurred in enforcing the obligation to indemnify. Landlord, at its sole expense, may employ additional counsel of its choice to associate with counsel representing Tenant.

          21.10    Survival of Environmental Obligations.    The obligations of Landlord and Tenant as set forth in Paragraph 21 and all of its subparagraphs shall survive termination of this lease.

        22.    ENTRY BY LANDLORD.    Landlord, or its authorized representative, and/or any lender or prospective lender, shall have the right to enter the premises during the lease term at all reasonable times during usual business hours for purposes of inspection, and/or the performance of any maintenance, repairs or replacement therein. Landlord shall give Tenant such advance notice of entry as is reasonable in light of the purpose for the entry. Landlord shall have the right to enter the premises and show the same to a prospective tenant during the last 180 days of this lease or any extended term, unless the term shall have been extended by mutual written agreement or delivery of notice of exercise of any option to extend.

        23.    DEFAULT—REMEDIES OF LANDLORD.

          23.1    Default Defined.    Any one or more of the following events (each of which is herein sometimes called "event of default") shall constitute a default:

            23.1.1 Tenant defaults in the due and punctual payment of any rent, taxes, tax deposits, insurance premiums, maintenance fees or other sums required to be paid by Tenant under this lease within ten (10) days of when due;

            23.1.2 Tenant abandons the premises;

            23.1.3 Tenant defaults in the performance of or compliance with any of the covenants, agreements, terms and conditions contained in this lease other than those referred to in the foregoing Paragraph 23.1.1, and such default shall continue for a period of thirty (30) days after written notice thereof from Landlord to Tenant, and shall not be cured as permitted by Paragraph 23.9;

            23.1.4 Tenant files a voluntary petition in bankruptcy or is adjudicated a bankrupt or insolvent, or takes the benefit of any relevant legislation that may be in force for bankrupt or insolvent debtors or files any petition or answer seeking any reorganization, arrangement, composition, readjustment, liquidation, dissolution or similar relief for itself under any present or future federal, state or other statute, law or regulation, or proceedings are taken by Tenant under any relevant Bankruptcy Act in force in any jurisdiction available to Tenant, or Tenant seeks or consents to or acquiesces in the appointment of any trustee, receiver or liquidator of Tenant or of all or any substantial part of its properties or of the premises, or makes any general assignment for the benefit of creditors;

            23.1.5 A petition is filed against Tenant seeking any reorganization, arrangement, composition, readjustment, liquidation, dissolution or similar relief under any present or future federal, state or other statute, law or regulation, and shall remain undismissed for an aggregate of 120 days, or if any trustee, receiver or liquidator of Tenant or of all or any substantial part of its properties or of the premises is appointed without the consent or acquiescence of Tenant and such appointment remains unvacated for an aggregate of 20 days.

          23.2    Landlord's Remedies in the Event of Default.    In the event of any event of default, Landlord shall have the option, without further notice to Tenant or further demand for performance exercise any one or more of the following remedies (and any other remedy available at law or in equity):

            23.2.1 If Tenant has been late in payment of rent or other sums due on four or more occasions during any period of one year, Landlord, without terminating this lease, may 1) require that all future payments be made by bank cashier's check, and/or 2) require an additional security deposit in the amount of the then-current base rent for two months, and/or 3) require that rent for each month be paid on or before the 15th day of the preceding month. Such requirement shall be imposed by Landlord's written notice delivered to Tenant. The additional security deposit shall be paid within 10 days after delivery of the notice. The Landlord may or may not exercise the remedies provided in this Paragraph 23.2.1, in its sole discretion. The exercise of the remedies provided in this Paragraph 23.2.1 shall not be required prior to the exercise of any other available remedy.

            23.2.2 Provided Landlord uses reasonable efforts to seek a new tenant, to institute suit against Tenant to collect each installment of rent or other sum as it becomes due or to enforce any other obligation under this lease even though the premises be left vacant.

            23.2.3 As a matter of right, to procure the appointment of a receiver for the premises by any court of competent jurisdiction upon ex parte application. All rents, issues and profits, income and revenue from the premises shall be applied by such receiver to the payment of the rent, together with any other obligations of the Tenant under this lease.

            23.2.4 To re-enter and take possession of the premises and all personal property therein in which the Landlord has a valid security interest and to remove Tenant and Tenant's agents and employees therefrom, and either:

              1)    terminate this lease and sue Tenant for damages for breach of the obligations of Tenant to Landlord under this lease; or

              2)    without terminating this lease, relet, assign or sublet the premises and personal property, as the agent and for the account of Tenant in the name of Landlord or otherwise, upon the terms and conditions Landlord deems fit with the new Tenant for such period (which may be greater or less than the period which would otherwise have constituted the balance of the term of this lease) as Landlord may deem best, and collect any rent due upon any such reletting. In this event, the rents received on any such reletting shall be applied first to the expenses of reletting and collecting, including, without limitation, all repossession costs, reasonable attorneys' fees, and real estate brokers' commissions, alteration costs and expenses of preparing said premises for reletting, and thereafter toward payment of the rental and of any other amounts payable by Tenant to Landlord. If the sum realized shall not be sufficient to pay the rent and other charges due from Tenant, then within five days after demand, Tenant will pay to Landlord any deficiency as it accrues. Landlord may sue therefor as each deficiency shall arise if Tenant shall fail to pay such deficiency within the time limited.

          23.3    Tenant to Surrender Peaceably.    In the event Landlord elects to re-enter or take possession of the premises, Tenant shall quit and peaceably surrender the premises to Landlord, and Landlord may enter upon and re-enter the premises and possess and repossess itself thereof, by summary proceedings, ejectment or otherwise, and may dispossess and remove Tenant and may have, hold and enjoy the premises and the right to receive all rental income of and from the same.

          23.4    No Termination by Re-Entry.    No re-entry or taking of possession by Landlord shall be construed as an election on Landlord's part to terminate or accept surrender of this lease unless Landlord's written notice of such intention is delivered to Tenant.

          23.5    Injunction.    In the event of any breach by Tenant of any of the agreements, terms, conditions or covenants contained in this lease, Landlord, in addition to any and all other rights, shall be entitled to enjoin such breach and shall have the right to invoke any right and remedy allowed at law or in equity or by statute or otherwise for such breach as though re-entry, summary proceedings, and other remedies were not provided for in this lease.

          23.6    Remedies Listed are Cumulative and Non-Exclusive.    The enumeration of the foregoing remedies does not exclude any other remedy, but all remedies are cumulative and shall be in addition to every other remedy now or hereafter existing at law or in equity, including, but not limited to, the remedies provided in Paragraph 24 concerning Landlord's security interest in Tenant's personalty and Landlord's right to remove same.

          23.7    Interest on Sums Past Due.    In addition to the late charge which is elsewhere established, all rent and all other amounts due from Tenant hereunder shall bear interest at the rate of eighteen (18%) percent per annum compounded quarter-annually from their respective due dates until paid, provided that this shall in no way limit, lessen or affect any claim for damages by Landlord for any breach or default by Tenant.

          23.8    Attorneys' Fees.    Reasonable attorneys' fees, expert witness fees, consulting fees and other expenses incurred by either party by reason of the breach by either party in complying with any of the agreements, terms, conditions or covenants of this lease shall constitute additional sums to be paid to the prevailing party on demand.

          23.9    Time to Cure Certain Non-Monetary Defaults.    In the event of any default other than failure to pay a sum of money, for which notice has been given as provided herein, which because of its nature can be cured but not within the period of grace heretofore allowed, then such default shall be deemed remedied, if the correction thereof shall have been commenced within said grace period or periods and shall, when commenced, be diligently prosecuted to completion.

          23.10    Landlord Default.    If Landlord is in default under any of its obligations and the default continues for thirty (30) days after written notice from Tenant (subject to extension pursuant to 23.9), Tenant may pursue all remedies at law or in equity. Tenant may, but shall not be required to, correct such default for the Landlord's account, and the expense shall be promptly paid within ten (10) days by Landlord; however, in no event shall Tenant have the right to rental abatement, offset of expenses against rental, or the right to terminate this lease, subject to Tenant's legal or equitable remedies.

          Tenant may not offset any sum due or assertedly due from Landlord to Tenant against any sum due from Tenant to Landlord.

          Tenant agrees that if Tenant obtains a judgment against Landlord arising out of Landlord's obligations under this lease excluding gross negligence or intentional acts of Landlord, such judgment may be satisfied by the execution and sale of Landlord's interest in the building the leased premises are leased hereby or the Landlord's other assets, not to exceed One Million Dollars ($1,000,000.00), in aggregate. Landlord agrees in the event a judgment against Landlord, is obtained the Tenant shall be entitled to the equity and the income from the building the leased premises are leased hereby. Tenant may not seek execution against other property of Landlord, nor pursue any judgment, execution or other remedy against the partners or other owners of Landlord or any of their property. Immediately upon receipt of Landlord's written request, Tenant will release any property (other than the premises leased hereby) from the lien of any judgment obtained by Tenant against Landlord arising out of Landlord's obligations under this lease.

        24.    LANDLORD'S SECURITY INTEREST IN TENANT'S PERSONAL PROPERY; LANDLORD'S RIGHT TO REMOVE SAME.    As security for its obligations under this lease, Tenant grants to Landlord a security interest in all the personal property and fixtures of Tenant now or subsequently located upon the premises (the collateral), which interest shall attach to the collateral at such time (but not before) when Tenant fails to pay to Landlord any fixed sum of money due to Landlord pursuant to this lease and only after Landlord has given Tenant notice of the default and the default has remained uncured after the period allowed for cure. Concurrently with signature hereof (or at such later time when Landlord may demand same), Tenant will sign and deliver to landlord financing statements properly evidencing the security interest, in customary short form suitable for filing with the Secretary of State of the State of Colorado and with the Boulder County Clerk and Recorder. The financing statements shall not be filed prior to the date when the security interest attaches to the collateral. In the event of default by Tenant, and after attachment of the security interest to the collateral, Landlord may exercise all rights and remedies available to the holders of security interests under the Uniform Commercial Code as in effect in the State of Colorado.

        Landlord shall not be obligated to exercise any such remedy, however, and at Landlord's sole election, Landlord may forego exercise of its rights under the security agreement and proceed to remove, or have the appropriate governmental agencies remove, all of Tenant's property from the premises and leave same on any public street or landfill at Tenant's sole risk. The cost of any such removal shall be paid by Tenant to Landlord upon demand.

        25.    LEGAL PROCEEDINGS AGAINST TENANT BY THIRD PARTIES; TENANT TO PAY LANDLORD'S FEES.    In the event of any proceeding at law or in equity wherein Landlord, without being in default as to its covenants under the terms hereof, shall be made a party to any litigation by reason of Tenant's acts or business operations in the premises, or, in the event Landlord shall be required to commence any legal proceedings relating to the premises and Tenant's occupancy thereof and Tenant's relation thereto, Landlord shall be allowed and Tenant shall be liable for and shall pay all costs and expenses incurred by Landlord, including reasonable attorneys' fees, expert witness fees and consultant's fees.

        26.    INDEMNIFICATION BY TENANT AND BY LANDLORD.    The Tenant shall indemnify and save harmless Landlord of and from liability for damages or claims against Landlord, including costs, attorneys' fees and expenses of Landlord in defending against the same, on account of injuries to any person or property, if the injuries are caused by the negligence or willful misconduct of Tenant, its agents, servants or employees, or any other person entering upon the premises under express or implied invitation of Tenant, excepting Landllord's agent's contractors, subcontractors or invitees or if such injuries are the result of the violation by Tenant, its agents, servants, or employees, of laws, ordinances, other governmental regulations, or of the terms of this lease.

        The Landlord shall indemnify and save harmless Tenant of and from liability for damages or claims against Tenant, including costs, attorneys' fees and expenses of Tenant in defending against the same, on account of injuries to any person or property, if the injuries are caused by the negligence or willful misconduct of Landlord, its agents, servants or employees, or of any other person entering upon the premises under express or implied invitation of Landlord or where such injuries are the result of the violation by Landlord, its agents, servants or employees, of laws, ordinances, other governmental regulations, or of the terms of this lease.

        Landlord provides recreation facilities for the use of employees of Tenant and other occupants within the property developed by Landlord, which property presently includes LONG'S PEAK INDUSTRIAL PARK, FIRST, SECOND and THIRD FILINGS, and portions of ST. VRAIN CENTRE, both in the City of Longmont and County of Boulder, Colorado, and will include such additional property in the immediate vicinity thereof as may be developed by Landlord. The term "recreation facilities" includes, at present, a fitness trail with 34 exercise stations, volleyball courts, basketball courts, and a park, and will include such additional facilities as Landlord may provide.

        Except for the negligent or willful or intentional acts of Landlord or its agent's, contractors, subcontractors or invitees, Tenant shall indemnify and save harmless Landlord of and from Liability for damages or claims against Landlord, including costs, attorneys' fees and expenses of Landlord in defending against the same, on account of any injury to (or death of) an employee of Tenant arising out of use of the recreation facilities.

        27.    ASSIGNMENT OR SUBLETTING.    Tenant shall not assign, mortgage, or encumber this lease, nor sublet or permit the premises or any part thereof to be used by others, without the prior written consent of Landlord in each instance, which consent shall not be unreasonably withheld.

        In connection with an assignment, sublease or encumbrance Landlord may require the submittal of detailed financial information about the prospective subtenant or assignee, to be reviewed by Landlord and there may be alterations to this lease and alterations to the building which are necessary to consummate the transaction. The Landlord may require Tenant or the prospective assignee or sub-tenant to pay for the alterations to the building, and may require that Landlord perform same. In addition, Landlord may charge a fee of two percent of base rent for the first five years of the lease, due in full upon Landlord's consent, as payment to Landlord for such investigations, lease alterations and similar matters. No two percent fee will be charged in connection with an assignment or sublease to an assignee or subtenant who is "affiliated" with Tenant. "Affiliated" means under common voting control, directly or indirectly or for sub-leasing services provided by Landlord.

        If this lease is assigned, or if the premises or any part thereof is sublet, or occupied by anyone other than Tenant, Landlord may, after default by Tenant, collect rent from the assignee, sub-tenant, or occupant and apply the net amount collected against all rent herein reserved. No such assignment, subletting, occupancy, or collection shall be deemed a waiver of this covenant, or the acceptance of the assignee, sub-tenant, or occupant as tenant, or a release of Tenant from further performance by Tenant of the covenants in this lease. The consent by Landlord to an assignment or subletting shall not be construed to relieve Tenant (or any subsequent tenant) from obtaining the consent in writing of Landlord to any further assignment or subletting.

        28.    LANDLORD'S WARRANTY OF TITLE; QUIET ENJOYMENT.    Landlord covenants it has good right to lease the premises in the manner described herein and that Tenant shall peaceably and quietly have, hold, occupy, and enjoy the premises during the term of the lease; except as provided in Paragraph 32 concerning subordination to mortgage lenders.

        29.    ADDITIONAL DEVELOPMENT OF PROPERTY—RIGHTS OF LANDLORD.    Landlord does reserve, during the term of this lease, the right to go upon and deal with the premises or part thereof for the purpose of implementing a common development plan for the project of which the premises are a part, and to install non-exclusive sidewalks, paths, roadways and other street improvements for use by vehicles, pedestrians, and for parking; to undertake such drainage programs to handle underground and surface drainage water and to make any other changes and/or improvements as Landlord shall deem advisable in the exercise of its sole discretion; provided, however, any such action by Landlord shall not unreasonably interfere with the rights of Tenant hereunder.

        30.    GOVERNMENTAL ACQUISITION OF THE PREMISES.    The parties agree that Landlord shall have sole and exclusive authority to negotiate and settle all matters pertaining to the acquisition of all or part of the premises by a governmental agency by eminent domain or threat thereof (condemnation), and to convey all or any part of the premises under threat of condemnation, and the lease shall terminate as to any area so conveyed. It is agreed that any compensation for land and/or buildings to be taken whether resulting from negotiation and agreement or condemnation proceedings, shall be the exclusive property of Landlord, and that there shall be no sharing whatsoever between Landlord and Tenant of any such sum. Such taking of property shall not be considered as a breach of this lease by Landlord, nor give rise to any claims in Tenant for damages or compensation from Landlord. Tenant may separately claim and recover from the condemning authority the value of any personal property owned by Tenant which is taken, and loss of the bargain or lease value owed to Tenant and any relocation expenses owed to Tenant by the condemning authority. If the taken portion of the premises consists only of areas where no building is constructed, and the land area of the premises is reduced by less than ten percent, and the parking area available for use by Tenant is reduced by less than five percent, and there is no material change in Tenant's access to the premises, then there shall be no change in the terms of the lease. If no building area is taken but the foregoing limits on parking area reductions are exceeded, then Tenant may terminate the lease unless Landlord provides sufficient reasonably adjacent parking area so that the total available parking area is reduced by less than five percent. If any portion of the building on the premises is taken, then Landlord, at its election, may replace the square footage taken with space in the same building, or may provide land and building area essentially the same as the premises in a reasonably adjacent location, within 10 days after the conveyance or taking, under the same terms and conditions as contained in this lease, and this lease shall be in full force and effect as to the new premises. If Landlord does not so provide reasonable space and the relocation expense associated therewith, then Tenant shall have two options. First, Tenant may terminate the lease by written notice delivered to Landlord within 60 days after the conveyance or taking. Second, Tenant may retain the remaining portion of the premises, under all the terms and conditions hereof, but the base rental shall be reduced in proportion to the number of square feet of building floor space taken compared to the number of square feet of building floor space on the premises prior to the taking.

        31.    SUBORDINATION OF THE LEASEHOLD TO MORTGAGES.    This lease shall be subject and subordinate in priority at all times to the lien of any existing and/or hereafter executed mortgages and trust deeds encumbering the premises. Although no instrument or act on the part of Tenant shall be necessary to effectuate such subordination, Tenant will execute and deliver such further instruments subordinating this lease to the lien of any such mortgages or trust deeds as may be desired by the mortgagee or holder of such trust deeds providing said instruments contain a non disturbance clause and does not alter the terms and conditions of the Lease. In the event Tenant does not execute the Estoppel Certificate within ten (10) days of receipt, Tenant hereby appoints Landlord as his attorney in fact, irrevocably, to execute and deliver any such instrument for Tenant. Tenant further agrees at any time and from time to time upon not less than ten (10) days prior written request by Landlord, to execute, acknowledge, and deliver to Landlord an estoppel affidavit in form acceptable to Landlord and the holder of any existing or contemplated mortgage or deed of trust encumbering the premises. Tenant's failure to deliver such statement within such time shall be conclusive upon Tenant (1) that this lease is in full force and effect, without modification except as may be represented by Landlord; (2) that there are no uncured defaults in Landlord's performance; and (3) that not more than one (1) month's rent has been paid advance. Further, upon request, Tenant shall supply to Landlord a corporate resolution certifying that the party signing this statement on behalf of Tenant is properly authorized to do so, if Tenant is a corporation. Tenant agrees to provide Landlord within ten business days of Landlord's request, Tenant's most recently completed financial statements and such other financial information as reasonably requested by Landlord in order to verify Tenant's financial condition to satisfy requirements of Landlord's existing or contemplated lender or mortgagee.

        Tenant agrees with lender and Landlord that if there is a foreclosure of any such mortgage or deed of trust and pursuant to such foreclosure, the Public Trustee or other appropriate officer executes and delivers a deed conveying the premises to the lender or its designee, or in the event Landlord conveys the premises to the lender or its designee in lieu of foreclosure, Tenant will attorn to such grantee of the premises, rather than to Landlord, to perform all of Tenant's obligations under the lease, and Tenant shall have no right to terminate the lease by reason of the foreclosure or deed given in lieu thereof.

        Landlord will include in the terms of any mortgage or deed of trust on the premises a provision that if Tenant is not in default under the terms of this lease and Tenant is then in possession of the premises, Tenant's rights of quiet enjoyment arising out of the lease shall not be affected or disturbed by lender in the event of a default by Landlord and any sale of the premises through foreclosure of any deed of trust or otherwise. This Lease shall be conditional on the Landlord obtaining the current lender's fully executed Subordination, Nondisturbance and Attornment Agreement, attached hereto as Exhibit C, within fifteen (15) days from the date of execution hereof.

        32.    MEMORANDUM OF LEASE—RECORDING.    This lease shall not be recorded in the office of the County Clerk and Recorder of Boulder County, except by Landlord as a financing statement. In order to effect public recordation, the parties hereto may, at the time this lease is executed, agree to execute a Memorandum of lease incorporating therein by reference the terms of this lease, but deleting therefrom any expressed statement or mention of the amount of rent herein reserved, which instrument may be recorded by either party in the office of the Clerk and Recorder of Boulder County.

        33.    NO WAIVER OF BREACH; ACCEPTANCE OF PARTIAL PAYMENTS OF RENT.    No assent, or waiver expressed or implied, or failure to enforce, as to any breach of any one or more of the covenants or agreements herein shall be deemed or taken to be a waiver of any succeeding or additional breach.

        Payment by Tenant or receipt by Landlord of an amount less than the rent or other payment provided for herein shall not be deemed to be other than a payment on account of the earliest rent then due, nor shall any endorsement or statement on any check or any letter accompanying any check or payment of rent be deemed an accord and satisfaction, and Landlord may accept such check or other payment without prejudice to Landlord's right to recover the balance of all rent then due, and/or to pursue any or all other remedies provided for in this lease, in law, and/or in equity including, but not limited to, eviction of Tenant. Specifically, but not as a limitation, acceptance of a partial payment of rent shall not be a wavier of any default by Tenant.

        34.    CONTROLLING LAW.    The lease, and all terms hereunder shall be governed by the laws of the State of Colorado, exclusive of its conflicts of laws rules.

        35.    INUREMENTS.    The covenants and agreements herein contained shall bind and inure to the benefit of Landlord and Tenant and their respective successors. This lease shall be signed by the parties in duplicate, each of which shall be a complete and effective original lease.

        36.    TIME.    Time is of the essence in this lease in each and all of its provisions in which performance is a factor.

        37.    ADDRESSES: EMPLOYER IDENTIFICATION NUMBERS; METHOD OF GIVlNG NOTICE.    The street address of Landlord is 1960 Ken Pratt Blvd., Longmont, CO 80501. The mailing address of Landlord is P. O. Box 1937, Longmont, CO 80502-1937. All payments, notices and communications which are sent to Landlord via United States mail shall be addressed to the mailing address. Only payments, notices and communications which are hand delivered or delivered by private courier service shall be addressed to the street address.

        Tenant's street address is 2602 Clover Basin Drive, Suite A, Longmont, CO 80504.

        Tenant's mailing address is 2602 Clover Basin Drive, Suite A, Longmont, CO 80504. Any notice to Tenant may be delivered to the above addresses or to the premises.

        Any written notice required hereby may be delivered by U.S. mail, private courier service, or hand delivery. Notice shall be effective at time of delivery to the address or fax number shown.

        Either party may change its street or mailing address, or fax number, for purposes hereof, by written notice delivered to the other. The federal employer identification number of Landlord is 84 1165 292. The federal identification number of Tenant is 84-0986353.

        38.    PARAGRAPH HEADINGS; GRAMMAR.    All paragraph headings are made for the purposes of ease of location of terms and shall not affect or vary the terms hereof. Throughout this lease, wherever the words, "Landlord" and "Tenant" are used they shall include and imply to the singular, plural, persons both male and female, and all sorts of entities and in reading said lease, the necessary grammatical changes required to make the provisions hereof mean and apply as aforesaid shall be made in the same manner as though originally included in said lease.

IN WITNESS WHEREOF, the Parties have executed this lease as of the date hereof.

LANDLORD:	PRATT LAND LIMITED LIABILITY COMPANY A Colorado limited liability company
	By	/s/ MARTIN W. MCELWAIN Martin W. McElwain, Manager
TENANT:	DISPLAYTECH, INC. A Colorado Corporation
	By	/s/ HAVILAND WRIGHT Haviland Wright, CEO

STATE OF COLORADO	)
) ss.
COUNTY OF BOULDER	)

The foregoing instrument was acknowledged before me this 30 day of July, 1996 by Martin W. McElwain, Manager, Pratt Land Limited Liability Company.

Witness my hand and official seal.

My commission expires: February 29, 2000

/s/ [ILLEGIBLE] Notary Public
STATE OF COLORADO	)
) ss.
COUNTY OF BOULDER	)

The foregoing instrument was acknowledged before me this 30 day of July, 1996 by Haviland Wright, CEO, Displaytech, Inc.

Witness my hand and official seal.

My commission expires: 2000

/s/ Angela V. Lillie Notary Public

EXHIBIT A

        the following described premises containing approximately 30,000 square feet of building commonly known as 2602 Clover Basin Suite A, in the City of Longmont, County of Boulder, State of Colorado, a more detailed description of which is Lot 3, St. Vrain Centre, Parcel E, Lots 5 and 6, Replat A, County ef Boulder, State of Colorado,

EXHIBIT A

TRADE
CENTRE
AVENUE
STREET
FORDHAM
2605 TRADE CENTRE AVENUE
48000 SF
DOCK HIGH LOADING
DOCK HIGH LOADING
12000 SF
1200 SOUTH FORDHAM STREET
24000 SF
12000 SF
DOCK HIGH LOADING
DOCK HIGH LOADING
2802 CLOVER BASIN DRIVE
48000 SF
CLOVER
BASIN
DRIVE

CHEMISTRY LAB
STORAGE
SHIPPING
RECEIVING
LUNCHROOM
CLASS 1000 CLEANROOM
EQUIPMENT CHASE
AIRLOCK
ENGINEERING LAB
BOARDROOM
RECEPTION
FINAL ASSEMBLY
LIBRARY
LEGAL
LEASE AREA

LEASE EXHIBIT B

35119/
(            )

        NOTICE: THE SUBORDINATION PROVIDED FOR IN THIS AGREEMENT RESULTS IN YOUR LEASEHOLD ESTATE IN THE PROPERTY BECOMING SUBJECT TO AND OF LOWER PRIORITY THAN THE SECURITY INTEREST IN THE PROPERTY CREATED BY SOME OTHER OR LATER INSTRUMENT.

SUBORDINATION, NONDISTURBANCE
AND ATTORNMENT AGREEMENT

        THIS SUBORDINATION, NONDISTURBANCE AND ATTORNMENT AGREEMENT ("Agreement") made to be effective the             day of            , 1996, between GENERAL ELECTRIC CAPITAL CORPORATION (hereinafter called "Lender"), Pratt Land Limited Liability Company, a A Colorado LLC (sometimes hereinafter called "Borrower") and Displaytech. Inc., a A Colorado Corporation (hereinafter called "Tenant");

W I T N E S S E T H

        WHEREAS, Lender is now the owner and holder of a First Deed of Trust and security Agreement (the "Deed of Trust"), covering the real property described in EXHIBIT A, attached hereto and made a part hereof for all purposes, and the buildings and improvements thereon (hereinafter collectively called the "Property"), securing the payment of a loan (the "Loan") made by Lender to Borrower; and

        WHEREAS, Tenant is the holder of a leasehold estate pursuant to a lease (hereinafter called the "Lease") dated 07/30/96, 1996, with                         (such party and its successors and assigns occupying the position of landlord under the Lease shall collectively hereinafter be referred to as "Landlord") covering approximately 30,000 square feet of rentable area (the "Premises") of the Property and known as 2602 Clover Basin; and

        WHEREAS, Tenant and Lender desire to confirm their understanding with respect to the Lease and the Deed of Trust;

        NOW, THEREFORE, in consideration of the mutual covenants and agreements herein contained, Lender and Tenant hereby agree and covenant as follows:

        1.    SUBORDINATION.    The Lease, including, without limitation, all rights of first refusal granted to Tenant thereunder, any options to purchase, or any other rights granted to Tenant to acquire any interest in any of the Property other than the leasehold estate granted pursuant to the Lease, now is, and shall at all times continue to be, subject and subordinate in each and every respect, to the Deed of Trust and to any and all liens, interests and rights created thereby and to any and all increases, renewals, modifications, extensions, substitutions, replacements and/or consolidations of the Deed of Trust.

        2.    NONDISTURBANCE.    So long as Tenant is not in default (beyond any period given Tenant to cure such default) in the payment of rent or additional rent or in the performance of any of the terms, covenants or conditions of the Lease on Tenant's part to be performed, (a) Tenant's possession of the Premises and Tenant's rights and privileges under the Lease, or any extensions or renewals thereof, shall not be diminished or interfered with by Lender in the exercise of any of its rights under the Deed of Trust or by any party who acquires the Property from Lender as a result of the exercise by Lender of any such rights, (b) Tenant's occupancy of the Premises shall not be disturbed by Lender in the exercise of any of its rights under the Deed of Trust during the term of the Lease or any such extensions or renewals thereof or by any party who acquires the Property from Lender as a result of the exercise by Lender of any such rights, and (c) Lender will not join Tenant as a party defendant in any action or proceeding for the purpose of terminating Tenant's interest and estate under the Lease

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because of any default under the Deed of Trust or any other instrument evidencing or securing the Loan.

        3.    ATTORNMENT.    If any proceedings are brought for the foreclosure of the Deed of Trust, or if the Property is sold pursuant to a trustee's sale under the Deed of Trust, or if Lender becomes owner of the Property by acceptance of a deed or assignment in lieu of foreclosure or otherwise, Tenant shall attorn to the Lender or purchaser, as the case may be, upon any such foreclosure sale or trustee's sale, or acceptance by Lender of a deed or assignment in lieu of foreclosure, and Tenant shall recognize Lender or such purchaser, as the case may be, as the Landlord under the Lease. Such attornment shall be effective and self-operative without the execution of any further instrument on the part of any of the parties hereto. Tenant agrees, however, to execute and deliver at any time, and from time to time, within five (5) business days after the request of Landlord, any holder(s) of any of the indebtedness or other obligations secured by the Deed of Trust, or any such purchaser, all instruments or certificates which, in the reasonable judgment of Landlord, such holder(s) or such purchaser, may be necessary or appropriate in any such foreclosure proceeding or otherwise to evidence such attornment. Tenant hereby irrevocably appoints Lender and any other or future holder(s) of the indebtedness or other obligations secured by the Deed of Trust or any such purchaser, jointly and severally, the agent and attorney-in-fact of Tenant to execute and deliver for and on behalf of Tenant any such instrument or certificate if Tenant fails to do so within the allotted time. Such power of attorney shall not terminate on disability of the principal. In the event of any such attornment, Tenant further waives the provisions of any statute or rule of law, now or hereafter in effect, which may give or purport to give Tenant any right or election to terminate or otherwise adversely affect the Lease and the obligation of Tenant thereunder as a result of any such foreclosure proceeding or trustee's sale.

        4.    LENDER'S RIGHTS, REMEDIES AND LIABILITY AS A LANDLORD OR LENDER IN POSSESSION.    If Lender shall succeed to the interest of Landlord under the Lease in any manner, or if any purchaser acquires the Premises upon any foreclosure of the Deed of Trust or any trustee's sale under the Deed of Trust, Lender or such purchaser, as the case may be, in the event of attornment, shall have the same remedies by entry, action or otherwise in the event of any default by Tenant (beyond any period given Tenant to cure such default) in the payment of rent or additional rent or in the performance of any of the terms, covenants and conditions of the Lease on Tenant's part to be performed that Landlord had or would have had if Lender or such purchaser had not succeeded to the interest of Landlord. From and after any such attornment, Lender or such purchaser shall be bound to Tenant under all the terms, covenants, and conditions of the Lease, and Tenant shall, from and after the succession to the interest of Landlord under the Lease by Lender or such purchaser, have the same remedies against Lender or such purchaser for the breach of an agreement contained in the Lease that Tenant might have had under the Lease against Landlord if Lender or such purchaser had not succeeded to the interest of Landlord; provided, however, that the provisions of the Deed of Trust shall govern with respect to the disposition of any casualty insurance proceeds or condemnation awards and provided further that Lender or such purchaser shall not be:

          (a)   liable for any act or omission of any prior landlord (including Landlord);

          (b)   subject to offsets or defenses which Tenant might have against any prior landlord (including Landlord);

          (c)   bound by any rent or additional rent which Tenant might have paid for more than the current month to any prior landlord (including Landlord), unless the same was paid to and received by Lender; or

          (d)   bound by any amendment or modification of the Lease made without its consent,

Neither General Electric Capital Corporation, nor any other party who from time to time shall be included in the definition of Lender hereunder, shall have any liability or responsibility under or

2

pursuant to the terms of this Agreement after it ceases to own an interest in or to the Property. Nothing in this Agreement shall be construed to require Lender to see to the application of the proceeds of the Loan, and Tenant's agreements set forth herein shall not be impaired on account of any modification of the documents evidencing and securing the Loan. Tenant acknowledges that Lender is obligated only to Borrower to make the Loan only upon the terms and subject to the conditions set forth in the Loan Agreement between Lender and Borrower pertaining to the Loan. Tenant further acknowledges and agrees that neither Lender nor any purchaser of the Property at foreclosure sale or any grantee of the Property named in a deed-in-lieu of foreclosure, nor any heir, legal representative, successor, or assignee of Lender or any such purchaser or grantee, has or shall have any personal liability for the obligations of Landlord under the Lease, except to the extent of the rents, security deposits, and insurance and condemnation proceeds actually received and the equity in the Property then owned by such party; provided, however, that the Tenant may exercise any other right or remedy provided thereby or by law in the event of any failure by Landlord to perform any such material obligation.

        5.    NO WAIVER.    Nothing herein contained is intended, nor shall it be construed, to abridge or adversely affect any right or remedy of Landlord under the Lease in the event of any default by Tenant (beyond any period given Tenant to cure such default) in the payment of rent or additional rent or in the performance of any of the terms, covenants or conditions of the Lease on Tenant's part to be performed.

        6.    PAYMENTS.    Tenant agrees that except for rental payments to be made to Landlord as provided in the Lease and payments made for adjustments in operating expenses passed through to Tenant, any other payments made to Landlord in connection with the Premises, including, without limitation, any amounts payable or reimbursable to Landlord or Borrower for "tenant-finish" work or any other services not described in the Lease, shall be made in the form of joint payee checks naming both Tenant and Lender as payees.

        7.    NOTICES.    Tenant hereby acknowledges and agrees that:

          (a)   From and after the date hereof, in the event of any act or omission of Landlord which would give Tenant the right, either immediately or after the lapse of time, to terminate the Lease or to claim a partial or total eviction, Tenant will not exercise any such right (i) until it has given written notice of such act or omission to Lender and (ii) until the expiration of thirty (30) days following such giving of notice to Lender in which time period Lender shall be entitled to cure any such act or omissions of Landlord.

          (b)   Tenant shall send a copy of any such default, notice or statement under the Lease to the Lender at the same time such notion or statement is sent to Landlord.

          (c)   If Lender notifies Tenant of a default under the Deed of Trust and demands that Tenant pay its rent and all other sums due under the Lease to Lender, Tenant shall honor such demand and pay its rent and all of the sums due under the Lease directly to Lender or as otherwise required pursuant to such notice. In connection therewith, Landlord, by its execution of this Agreement, hereby acknowledges and agrees that in the event of a default under the Deed of Trust, Tenant may pay all rents and all of the sums due under the Lease directly to Lender as provided hereinabove upon notice from Lender that Landlord is in default. If Tenant shall make rental payments to the Lender following receipt of notice that Landlord is in default, Landlord hereby waives any claims against Tenant for the amount of such payments made by Tenant to Lender.

        8.    COVENANTS.    Tenant shall not, without obtaining the prior written consent of Lender, (a) prepay any of the rents, additional rents or other sums due under the Lease for more than one (1) month in advance of the due dates thereof, (b) voluntarily surrender the Premises or terminate the

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Lease without cause or (c) assign the Lease or sublet the Premises other than pursuant to the provisions of the Lease.

        9.    AMENDMENTS/SUCCESSORS.    This Agreement and the Lease may not be amended or modified orally or in any manner other than by an agreement in writing signed by the parties hereto or their respective successors in interest. This Agreement shall inure to the benefit of and be binding upon the parties hereto, their successors and permitted assigns, and any purchaser or purchasers at foreclosure of the Property, and their respective heirs, personal representatives, successors and assigns.

        10.    NOTICE OF MORTGAGE.    To the extent that the Lease shall entitle the Tenant to notice of any mortgage, or deed of trust, this Agreement shall constitute such notice to the Tenant with respect to the Deed of Trust and to any and all other mortgages or deeds of trust which may hereafter be subject to the terms of this Agreement as provided above.

        11.    HAZARDOUS SUBSTANCES.    Other than items and products sold or used by Tenant in its ordinary course of business (which products and items are permitted to be sold under applicable laws, or do not exceed limits under applicable laws, or for which permits or licenses have been obtained under applicable laws), Tenant shall neither suffer nor itself manufacture, store, handle, transport, dispose of, spill, leak or dump any toxic or hazardous waste, waste product or substance (as they may be defined in any federal or state statute, rule (or regulation pertaining to or governing such waste, waste products or substances) on the Premises or any property in the vicinity of the Premises at any time during the term, or extended term, of the Lease.

        12.    TENANT CERTIFICATION.    Tenant certifies that (a) the initial term of the Lease is for Eighty-four (84) months, (b) the date of Commencement of the Lease is or was                        , (c) no rent under the Lease has been paid more than thirty (30) days in advance of its due date, and (d) Tenant, as of this date, has no charge, lien or claim of offset under the Lease, or otherwise, against the rents or other charges due or to become due thereunder.

        13.    MULTIPLE COUNTERPARTS.    This Agreement may be executed in several counterparts, and all so executed shall constitute one agreement, binding on all parties hereto, notwithstanding that all parties are not signatories to the original or the same counterpart.

        14.    CAPTIONS.    The captions, headings, and arrangements in this Agreement are for convenience only and do not in any way affect, limit, amplify, or modify the terms and provisions hereof.

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        IN WITNESS WHEREOF, the parties hereto have hereunto caused this Agreement to be duly executed as of the day and year first above written.

LANDLORD/BORROWER:
Pratt Land LLC, a Colorado limited liability company
By	/s/ MARTIN W. MCELWAIN
	Name:	Martin W. McElwain
	Title:	Manager
TENANT:
Displaytech, Inc. A Colorado corporation
By:	/s/ HAVILAND WRIGHT
	Name:	Haviland Wright
	Title:	CEO
LENDER:
GENERAL ELECTRIC CAPTIAL CORPORATION, a New York corporation
By:	/s/ VALERIE A. WILLIAMS
	Name:	Valerie A. Williams Investment Manger Attorney-In-Fact

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STATE OF Colorado	§
§
COUNTY OF Boulder	§

        This instrument was acknowledged before me on this 7 day of August, 1996, by Martin W. McElwain, Manager of Pratt Land Limited Liability Company, a Colorado LLC, on behalf of said LLC.

(SEAL)	/s/ JASON P. KRUSE Notary Public in and for the State of Texas
My commission Expires:	Print Name of Notary:
2.29.2000	Jason P. Kruse

THE STATE OF COLORADO	§
§
COUNTY OF Boulder	§

        This instrument was a acknowledged before me on this 5 day of August, 1996, by Haviland Wright, CEO of Displaytech, Inc., a Colorado Corporation, on behalf of said Corporation.

(SEAL)	/s/ ANGELA V. LILLIE Notary Public in and for the State of Colorado
My Commission Expires:	Print Name of Notary:
2000	Angela V. Lillie

THE STATE OF TEXAS	§
§
COUNTY OF	§

        This instrument was acknowledged before me on this 31st day of August, 1996, by Valerie Williams, Investment Manager Attorney-In-fact of GENERAL ELECTRIC CAPITAL CORPORATION, a New York corporation, on behalf of said corporation.

(SEAL)	/s/ TONYA J. HOVLAND Notary Public in and for the State of Colorado
My Commission Expires:	Print Name of Notary:
10.14.98	Tonya J. Hovland

[SEAL]	TONYA J. HOVLAND Notary Public STATE OF TEXAS My Comm. Exp. 10/14/98

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EXHIBIT C

Space Acceptance Agreement

This Memorandum is an amendment to the Lease Agreement for space in 2602 Clover Basin, Suites A&B, Longmont, Colorado, executed on the 30th day of July, 1996 between Pratt Land Limited Liability Company as Lessor and Displaytech, Inc. as Lessee.

Lessor and lessee hereby agree that:

        1.     The Leased Premises are tenantable, the Lessor has no further obligation for construction, and Lessee acknowledges that both the Building and the Leased Premises are satisfactory in all respects.

        2.     The Commencement Date of the Lease Agreement is hereby agreed to be the 1st day of December, 1996:

        3.     The Expiration Date of the Lease Agreement is hereby agreed to be the 30th day of November, 2003.

All other terms and conditions of the Lease Agreement are hereby ratified and acknowledged to be unchanged.

Agreed and Executed this 2nd day of December, 1996.

LESSOR: Pratt Land Limited Liability Company
/s/ Martin W. McElwain
By:	Martin W. McElwain, Manager
LESSEE: Displaytech, Inc.
/s/ Haviland Wright
By:	Haviland Wright, CEO

ADDENDUM TO LEASE AGREEMENT

        This Addendum is made this 4th day of September, 1996, by and between Pratt Management Company, LLC, a Colorado limited liability company, (hereinafter referred to as "Landlord") and DISPLAYTECH, INC., a Colorado Corporation, (hereinafter referred to as "Tenant").

        WITNESSETH:

        WHEREAS, the parties hereto entered into that certain Lease Agreement (hereinafter referred to as "Lease") dated the 30th day of July, 1996 for property commonly known as:2602 Clover Basin, Suite A, Longmont, CO.

        NOW THEREFORE, in consideration of good and valuable consideration, including the mutual covenants hereinafter set forth, the parties hereto agree to amend the above-described Lease as follows:

        1.     Base Rental — Paragraph 4.1, Base Rental. In fifth line, change "December 1, 1997" to "December 1, 1996". In sixth line, change "September, 1997" to "December 1, 1997".

        3.    Confirmation of Lease Agreement.    Except as amended herein, the Lease shall remain in full force and effect as originally executed.

        IN WITNESS WHEREOF, the parties hereto have executed this Addendum as of this date first written above.

LANDLORD:		TENANT:
PRATT MANAGEMENT CO., LLC		DISPLAYTECH, INC.
By:	/s/ LAWRENCE J. GREEN Lawrence J. Green	By:	/s/ HAVILAND WRIGHT Name and Title

ADDENDUM TO LEASE AGREEMENT

        This Addendum is made this 27th day of January, 1997, by and between Pratt Land Limited Liability Company, a Colorado limited liability company, (hereinafter referred to as "Landlord") and Displaytech, Inc., a Colorado corporation, (hereinafter referred to as "Tenant").

        WITNESSETH:

        WHEREAS, the parties hereto entered into that certain Lease Agreement (hereinafter referred to as "Lease") dated the 30th day of July 1996, for property commonly known as 2602 Clover Basin Drive containing approximately 30,000 square feet:

        NOW THEREFORE, in consideration of good and valuable consideration, including the mutual covenants hereinafter set forth, the parties hereto agree to amend the above-described Lease as follows:

        1.    Premises Leased; Description:    The Premises shall be amended to include approximately 18,000 square feet, immediately adjacent to the leased Premises, hereinafter referred to as "Expansion Premises." The total premises leased shall be expanded to 48,000 square feet (Exhibit A).

        2.    Adjustment of Base Rental:    Pursuant to Paragraph 4.1, the following amounts shall be added to the base rent payable under the Lease.

          (a)   Effective April 1, 1997 Tenant shall pay Landlord minimum monthly base rent for the Expansion Premises of Five Dollars ($5.00) per square foot, or Seven Thousand Five Hundred and 00/100ths U.S. Dollars per month ($7,500.00/month).

          (b)   On January 1, 1998 or upon completion of the Tenant Improvements in Paragraph 3, whichever comes first, the minimum monthly base rent for the Expansion Premises shall be increased to Nine Dollars ($9.00) per square foot, or Thirteen Thousand Five Hundred and 00/100ths U.S. Dollars ($13,500.00/month). Landlord and Tenant shall mutually agree upon Tenant Improvement plans on or before November 15, 1997. If, through no fault or delay caused by Tenant, including the failure to agree upon Tenant Improvement plans by November 15, 1997, the Tenant Improvements are not completed by January 1, 1998, then the base rent for the Expansion Premises shall not be increased until completion of the Tenant Improvements.

          (c)   If Landlord constructs Tenant Improvements on just a portion of the Expansion Premises prior to January l, 1998, and just that portion of the Leased Premises is occupied by Tenant, then the minimum monthly base rent for just that portion of the Expansion Premises shall be increased to Nine Dollars ($9.00) per square foot upon completion of such Tenant improvements.

          (d)   Prior to January 1, 1998, if Tenant improvements are constructed on a portion of the Expansion Premises not exceeding Nine Thousand (9,000) square feet, and such portion is occupied by an approved sublessee of Tenant, then the base rent shall remain Five Dollars ($5.00) per square foot until January 1, 1998. If the sublease is for a portion of the Expansion Premises in excess of Nine Thousand (9,000) square feet, then the base rent shall be increased to Nine Dollars ($9.00) per square foot for that part of the Expansion Premises which has been subleased, upon completion of the sublease Tenant improvements.

          (e)   Pursuant to Paragraph 4.2, Escalation of Base Rent, the minimum monthly base rent for the Expansion Premises is subject to escalation no earlier than April 1, 1998, thereinafter the escalation shall include and apply to the base rent payable on the entire premises of forty-eight thousand square feet (48,000 square feet) and the anniversary date shall be December 1st of each year.

        3.    Tenant Improvements:    Landlord at Landlords sole expense, shall construct tenant improvements, hereinafter referred to as "Tenant Improvements," on the Expansion Premises in accordance with certain mutually agreed upon plans. Tenant Improvements shall be completed at a cost to Landlord not to exceed One Hundred Forty-four Thousand and 00/100ths U.S. Dollars ($144,000.00). Landlord represents to Tenant that the aforesaid amount will be sufficient to construct tenant improvements in the Expansion Premises which are comparable in quality (proportionately) and quality to the tenant improvements in the Leased Premises. Before any work on the Premises is to commence, Landlord's space planner shall provide Tenant with a budget, which budget shall reflect the costs to complete the Tenant Improvements. At any time prior to January 1, 1998, Landlord agrees, upon Tenant's written request, to construct Tenant Improvements in accordance with mutually agreed upon plans on any portion of the Expansion Premises. The cost of constructing such Tenant Improvements shall be charged against and deducted from the total tenant improvement allowance stated above.

        4.    Confirmation of Lease Agreement:    Except as amended herein, the Lease shall remain in full force and effect as originally executed.

        IN WITNESS WHEREOF, the parties hereto have executed this Addendum as of this date first written above.

LANDLORD:		TENANT:
Pratt Land Limited Liability Company a Colorado limited liability company		Displaytech, Inc. a Colorado corporation
By:	/s/ MARTIN W. MCELWAIN Martin W. McElwain, Manager	By:	/s/ T. D. ABBOTT Tom Abbott, VP Operations

2102 CLOVER BASIN DRIVE
LEASE EXHIBIT A

SCALE 1/40

ADDENDUM TO LEASE AGREEMENT

        This Addendum is made as of June 1, 2002 by and between Pratt Land Limited Liability Company, a Colorado limited liability company, (hereinafter referred to as "Landlord") and Displaytech, Inc., a Colorado corporation, (hereinafter referred to as "Tenant").

        WITNESSETH:

        WHEREAS, the parties hereto entered into that certain Lease Agreement (hereinafter referred to as "Lease") dated the 30th day of July 1996, for property commonly known as 2602 Clover Basin Drive containing approximately 30,000 square feet:

        WHEREAS, the parties hereto entered into an Addendum to Lease Agreement dated September 4, 1996, adjusting dates with regard to the Base Rental

        WHEREAS, the parties hereto entered into an Addendum to Lease Agreement dated January 27, 1997 providing for Expansion Premises of 18,000 square feet, bringing the total Leased Premises to 48,000 square feet

        WHEREAS, the Tenant has requested of the Landlord to reduce the Leased Premises by 18,000 square feet, that area being the Expansion Premises addressed in the Addendum to Lease Agreement dated January 27, 1997, further described on Exhibit A, attached hereto.

        NOW THEREFORE, for good and valuable consideration, including the mutual covenants hereinafter set forth, the parties hereto agree to amend the above-described Lease as follows:

        1.    Premises Leased; Description:    Effective midnight July 1, 2002 the Leased Premises shall be amended to exclude 18,000 square feet referred to in Exhibit A, attached hereto. The total Premises leased shall then be reduced to 30,000 square feet. The Tenant shall vacate and remove all of their personal property from the Expansion Premises without damage to the Premises. The Landlord accepts the Premises without offset of the security deposit, in its current condition, subject to an inspection of the Premises. Landlord reserves the right, pursuant to Sections 10 and 14, of the Lease to have the tenant clean and make repairs to the Premises, in a timely manner.

        2.    Term:    The lease term is hereby extended from November 30, 2003 to midnight November 30, 2005. The First Option to renew the Lease contained in Section 3.2 of the Lease is no longer in force or further effect. The Second Option to renew the Lease for an additional term of thirty-six (36) months set forth in Section 3.2 of the Lease remains in force and effect.

        3.    Adjustment of Base Rental:    The Base Rent shall be adjusted downward, effective July 1, 2002, to reflect the reduction in the Premises.

        4.    Demising the Premises:    Landlord and Tenant shall cooperate to demise the Premises and appropriately allocate utility costs to the former Expansion Premises at the least cost to both parties.

        5.    Confirmation of Lease Agreement:    All capitalized terms used herein shall have the same definition as set forth in the Lease, unless otherwise defined herein. Except as amended herein, the Lease shall remain in full force and effect as originally executed.

        IN WITNESS WHEREOF, the parties hereto have executed this Addendum as of this date first written above.

LANDLORD: Pratt Land Limited Liability Company a Colorado limited liability company		TENANT: Displaytech, Inc. a Colorado corporation
By:	/s/ SUSAN M. PRATT Susan M. Pratt, Manager	By:	/s/ GEORGE E. CLOUGH
		(Print Name	George E. Clough
		Its:	Vice President

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